                                                                    EXHIBIT 3.69

                                                  Execution Draft: June 30, 2000

                              AMENDED AND RESTATED

                      LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                    VALOR TELECOMMUNICATIONS SOUTHWEST, LLC

                         Dated as of September 3, 1999

                              AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                     VALOR TELECOMMUNICATIONS SOUTHWEST, LLC

                                TABLE OF CONTENTS

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ARTICLE I THE COMPANY - FORMATION AND PURPOSES ....................................................        2
               1.1           Formation and Continuation ...........................................        2
               1.2           Name .................................................................        2
               1.3           Principal Office .....................................................        2
               1.4           Effective Date; Duration .............................................        3
               1.5           Fiscal Year ..........................................................        3
               1.6           Purposes .............................................................        3
               1.7           Organizational Expenses ..............................................        3
               1.8           Seal of the Company ..................................................        3

ARTICLE II MANAGEMENT AND OPERATION OF THE COMPANY ................................................        4

               2.1           Power and Authority of Members .......................................        4
               2.2           Power and Authority of Managers and Directors ........................        4
               2.3           Members ..............................................................        4
               2.4           Directors; Number, Appointment, Removal, Qualifications, Etc..........        7
               2.5           Board Meetings .......................................................        8
               2.6           Managers; Number, Appointment, Removal, Qualifications, Etc...........        8
               2.7           Managers; Meetings; Committees and Delegation ........................        9
               2.8           Officers .............................................................       12
               2.9           Liability of Members, Directors, and Managers ........................       14
               2.10          Certain Duties and Liabilities of Directors, Managers and Officers ...       14
               2.11          Reliance by Third Parties ............................................       15
               2.12          Books and Records ....................................................       15
               2.13          Indemnification ......................................................       15
               2.14          Corporate Opportunity ................................................       18
               2.15          Certain Voting Arrangements Relating to the Company ..................       19
               2.16          Certain Policies .....................................................       21

ARTICLE III CAPITAL CONTRIBUTIONS, ALLOCATIONS AND DISTRIBUTIONS ..................................       21

               3.1            Form of Contribution ................................................       21
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               3.2         Non-Cash Contributions by the Members ......................................     21
               3.3         Cash Contributions by the Members; .........................................     21
               3.4         Determination of Book Value of Company Assets ..............................     23
               3.5         Withdrawal of Capital; Limitation on Distributions .........................     24
               3.6         Capital Accounts; Allocations of Net Profits and Net Losses ................     24
               3.7         Special Allocations ........................................................     26
               3.8         Subordinated Debt Members; New Members .....................................     28
               3.9         Adjustments to Capital Commitments and Interests Upon the Occurrence of
                           Certain Events .............................................................     28
               3.10        Distributions ..............................................................     29
               3.11        Withholding  ...............................................................     30
               3.12        Tax Matters Partner ........................................................     30

ARTICLE IV INTERESTS AND OTHER SECURITIES .............................................................     31

               4.1         Preferred and Common Interests .............................................     31
               4.2         Preferred Interests ........................................................     31
               4.3         Class A Common Interests....................................................     33
               4.4         Class B Common Interests ...................................................     34
               4.5         Priority of Payments Upon Liquidation; Certain Restrictions ................     35
               4.6         Certain Notices ............................................................     35
               4.7         Issuance of Interests Upon the Admission of Additional Members..............     36
               4.8         Fractional Interests .......................................................     36

ARTICLE V DISSOLUTION AND WINDING-UP ..................................................................     37

               5.1         Dissolution ................................................................     37
               5.2         Resignation of Members .....................................................     37
               5.3         Winding-Up .................................................................     37

ARTICLE VI RESTRICTIONS ON TRANSFER; CERTAIN SALE AND PREEMPTIVE RIGHTS ...............................     38

               6.1         General; Tag-Along Rights ..................................................     38
               6.2         Right of First Refusal .....................................................     39
               6.3         Permitted Transfers ........................................................     40
               6.4         Preemptive Rights ..........................................................     41
               6.5         Sale of the Business; Drag-Along Rights; Etc ...............................     41
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ARTICLE VII ADMISSION OF NEW MEMBERS .....................................        43

               7.1       Admission of New Members ........................        43
               7.2       Transferees and Assignees .......................        44

ARTICLE VIII CERTAIN AGREEMENTS ..........................................        44

               8.1       Mergers, Etc.....................................        44
               8.2       Public Offering .................................        46
               8.3       Provisions Relating to Subsidiaries..............        47

ARTICLE IX CERTAIN DEFINITIONS ...........................................        48

ARTICLE X MISCELLANEOUS PROVISIONS .......................................        55

               10.1      Entire Agreement ................................        55
               10.2      Amendment .......................................        55
               10.3      Duration of Certain Agreements ..................        56
               10.4      Interpretation ..................................        56
               10.5      Severability ....................................        56
               10.6      Burden and Benefit Upon Successors ..............        56
               10.7      Further Assurances ..............................        56
               10.8      Counterparts ....................................        56
               10.9      Waiver ..........................................        56

TESTIMONIUM ..............................................................        55
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SCHEDULE I        Description of Initial Capital Contribution
SCHEDULE II       Additional Members
SCHEDULE III      Capitalization

ANNEX A           Board of Directors
ANNEX B           Board of Managers
ANNEX C           Initial Officers
ANNEX D           Matters Requiring Approval by Special Vote

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

                              AMENDED AND RESTATED

                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                     VALOR TELECOMMUNICATIONS SOUTHWEST, LLC
                      a Delaware limited liability company

            Amended and Restated Limited Liability Company Agreement (this "Agreement"), dated as of September 3, 1999, of Valor Telecommunications Southwest, LLC (formerly dba Southwest Communications, LLC), a Delaware limited liability company (the "Company"), among (i) Valor Telecommunications, LLC (formerly dba Communications, LLC), as the initial member of the Company (the "Initial Member"), (ii) the persons and entities named in Part 2 of Schedule II hereto (the "Additional Members") and (iii) the entities named in Part 3 of
Schedule II hereto (the "Subordinated Debt Members" and, together with the Initial Member and the Additional Members, the "Members", which term shall include any other persons or entities admitted as substitute or additional Members after the date of this Agreement, and shall exclude any persons who cease to be Members), amending and restating the Memorandum of Limited Liability Company Agreement of dba Southwest Communications, LLC, dated as of August 11, 1999 (the "Original Agreement"), by the Initial Member.

            The Company was formed on August 11, 1999 by the Initial Member as a sole member limited liability company pursuant to the Delaware Limited Liability Company Act (the "Delaware Act"), Del. Code Ann. tit. 6 Sections 18-101 et seq. Pursuant to the Original Agreement, the Initial Member contributed to the Company the amount set forth opposite its name on Schedule I hereto in the column labeled "Description of Initial Capital Contribution" (the Initial Member's "Initial Investment"). The Members desire to amend and restate the Original Agreement to provide for (i) the purchase for cash and in exchange for its membership interest attributable to its Initial Investment by the Initial Member of the Class A Common Interests, the Preferred Interests and the Class B Common Interests (as such terms are hereinafter defined) of the Company set forth opposite the name of the Initial Member on part 1 of Schedule III hereto,
(ii) the purchase for cash by each of the Additional Members of the Class A Common Interests of the Company set forth opposite the name of such Additional Member on part 2 of Schedule III hereto, (iii) the acquisition by each Subordinated Debt Member in consideration of the commitment to provide the subordinated debt financing of the number of Class B Common Interests and Preferred Interests set forth opposite such Member's name on said Schedule III in the columns labeled "Minimum Number of Class B Common Interests" and "Minimum Number of Preferred Interests", respectively and (iv) to the extent such financing is consummated in whole or in part, the purchase for cash by each Subordinated Debt Member of the additional Class B

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                                                                       SOUTHWEST

Common Interests and Preferred Interests up to the aggregate amounts set forth opposite such Member's name on said Schedule III in the columns labeled "Maximum Number of Class B Common Interests" and "Maximum Number of Preferred Interests", respectively, all in accordance with the terms of this Agreement and (x) in the case of the Initial Member and the Additional Members, the Subscription Agreement dated as of the date hereof (the "Subscription Agreement") among the Initial Member, the Additional Members and the Company and (y) in the case of the Subordinated Debt Members, the Securities Purchase Agreement to be entered into by the Subordinated Debt Members and the Company (the "Subordinated Debt Agreement").

            Capitalized terms used herein have the meanings ascribed to them in
Article IX hereof

                                    ARTICLE I
                      THE COMPANY - FORMATION AND PURPOSES

            1.1 Formation and Continuation.

            (a) The Members hereby execute this Agreement for the purpose of setting forth the rights and obligations of the Members and to continue the business of the Company. The Certificate of Formation of the Company (the "Certificate of Formation") was duly executed and filed with the Delaware Secretary of State pursuant to the Delaware Act on August 11, 1999.

            (b) Each Member confirms and agrees to such Member's status as a Member and subscribes for the acquisition of the Interests described herein upon the terms and conditions set forth in this Agreement and the Subscription Agreement.

            (c) The Members hereby execute and adopt this Agreement as a limited liability company agreement of the Company pursuant to Section 18-201 of the Delaware Act.

            1.2 Name.

            The name of the Company shall be "Valor Telecommunications Southwest, LLC".

            1.3 Principal Office.

            The principal office of the Company shall be located at 1900 M Street, NW, Suite 810, Washington, D.C. 20036. The location of the principal office may be changed to such other place and the Company may have such other offices wherever located as the Managers may from time to time determine.

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            The Company shall have and maintain a registered office in the State of Delaware, which shall be located in the City of Dover. The Company shall also have a registered agent for service of process on the Company in the State of Delaware, and the registered agent in Delaware initially shall be United States Corporation Service Company, 1013 Centre Road, Wilmington, Delaware 19805.

            1.4 Effective Date; Duration.

            This Agreement shall take effect upon the execution and delivery of this Agreement by the parties hereto and shall continue until terminated in accordance with Article V. The term of the Company commenced on August 11, 1999, the date upon which the Certificate of Formation of the Company was duly filed and recorded in the office of the Secretary of State of the State of Delaware.

            1.5 Fiscal Year. The fiscal year of the Company shall be the calendar year.

            1.6 Purposes.

            The Company has been formed for the purposes of (i) acquiring, holding, exercising all rights, powers, privileges and other incidents of ownership or possession with respect to, and selling or otherwise disposing of for value, assets of companies or equity interests in companies conducting local telephone exchange operations in (A) New Mexico, Texas and Oklahoma (each of said local telephone exchange operations being referred to as an "Original Telephone Business") and (B) in such other areas of the United States as may be determined by the Managers in accordance with this Agreement, including, without limitation, limited liability companies, limited partnerships or other entities to be formed to conduct such operations as successors in interest to GTE Southwest Incorporated or other sellers of local telephone exchange operations or related businesses, and one or more additional entities to be organized and operated from time to time by the Company or such limited liability company, limited partnership or other entity at the discretion of the Managers, (ii) carrying on any other lawful business, purpose or activity permitted to be carried on by limited liability companies under the Delaware Act, and (iii) possessing and exercising all the powers and privileges granted by Section 18-106(b) of the Delaware Act so far as necessary or convenient to the attainment of the purposes set forth in the foregoing clauses (i) and (ii).

            1.7 Organizational Expenses. The Company shall be solely responsible for the expenses of organizing the Company.

            1.8 Seal of the Company. The Managers may adopt a seal, alter such seal at its pleasure and authorize it to be used by causing it or a facsimile to be affixed or impressed or reproduced in any other manner.

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                                   ARTICLE II
                     MANAGEMENT AND OPERATION OF THE COMPANY

            2.1 Power and Authority of Members. Except when a vote of the Members is required as provided in Section 2.7 (b)(iii), the Members shall manage the Company only through their designated Managers on the Board of Managers of the Company (the "Managers"). In addition, the Members shall designate and elect Directors to serve on the Board of Directors of the Company (the "Board") which shall consult with and advise the Managers and conduct reviews of the performance of the Company at the semi-annual meetings of the Board, all as provided in this Agreement. Subject as aforesaid, the Members, in their capacity as such, shall have no authority or right to act on behalf of or bind the Company in connection with any matter.

            2.2 Power and Authority of Managers and Directors. The business and affairs of the Company shall be managed by or under the direction of the Managers, except as may be otherwise provided in this Agreement. The Managers shall have the power on behalf and in the name of the Company to carry out any and all of the objects and purposes of the Company contemplated by Section 1.6 and to perform all acts which the Managers may deem necessary or advisable in connection therewith. The Members agree that, subject to the terms of this Agreement, all determinations, decisions and actions made or taken by the Managers (or their designee(s)) shall be conclusive and absolutely binding upon the Company, the Members (but only in their capacity as such) and their respective successors, assigns and personal representatives. The Board shall conduct semi-annual reviews of the performance of the Company as provided herein and, in connection therewith, shall provide advice to the Managers at that time.

            2.3 Members.

            (a) Names and Addresses of Members. The name and present mailing address of each Member are set forth on Schedule II hereto.

            (b) Rights and Obligations; Classes of Members.

                  (i) Each Member shall have the rights, powers, duties and obligations provided herein for a Member.

                  (ii) The Members shall be divided into separate classes, depending upon the class of Interests held by them, holders of Class A Common Interests being referred to herein as "Class A Common Members", holders of Class B Common Interests being referred to herein as "Class B Common Members" and together with the Class A Common Member, the "Common Members" and holders of Preferred Interests being referred to herein as "Preferred Members".

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            (c) Annual Meetings. An annual meeting of the Members shall be held each year within 120 days after the close of the immediately preceding fiscal year of the Company for the purpose of electing Directors and Managers and conducting such other proper business as may be required by law or this Agreement to come before the meeting. The date, time and place of the annual meeting shall be determined by the Managers; provided, however that such annual meeting shall be held at the same time and place as one of the two meetings of the Board required to be held as provided in Section 2.5.

            (d) Special Meetings. Special meetings of Members shall be called for the purpose of filling any vacancy created by the resignation or removal of any Director or Manager or as otherwise required by law or this Agreement and may be held at such time and place, within or without the State of Delaware, as shall be stated in a notice of meeting or in a duly executed waiver of notice thereof. Such meetings shall be called by vote of the Managers, the Chairman or the Chief Executive Officer or by the holders of not less than a majority of the Common Interests outstanding.

            (e) Place of Meetings. The Managers may designate any place, either within or outside of the State of Delaware, as the place of meeting for any annual meeting or for any special meeting called by the Managers. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal executive office of the Company.

            (f) Notice. Whenever Members or any Class of Members are required or permitted to take action at a meeting, written or printed notice stating the place, date, time, and, in the case of special meetings, the purpose or purposes of such meeting, shall be given to each Member entitled to vote at such meeting and to each Manager and Director not less than five nor more than 30 days before the date of the meeting. All such notices shall be delivered, either personally, by overnight courier service, by mail or, if any Member has notified the Company in writing of an electronic mail address that may be used for such purpose, by electronic mail, by or at the direction of the Managers, the Chairman, the Chief Executive Officer, or the Secretary. If sent by overnight courier service, such notice shall be deemed to be delivered on the day when delivered to such service; if mailed, such notice shall be deemed to be delivered two days after the date when deposited in the United States mail, first-class mail postage prepaid, addressed to the Member at his, her or its address as the same appears on the records of the Company; and if sent by electronic mail, such notice shall be deemed to be delivered on the day when sent to the electronic mail address last notified by the Member to the Company as aforesaid. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

            (g) Quorum. The holders of (i) a majority of the Class A Common Interests and (ii) a majority of the Class B Common Interests, present in person or represented by proxy, shall constitute a quorum at all meetings of the Members, and the holders of a majority of the

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Interests of any Class, present in person or represented by proxy, shall constitute a quorum at all meetings of such Class. If a quorum is not present, the holders of a majority of the Interests present in person or represented by proxy at the meeting may adjourn the meeting to another time and/or place. When a quorum is once present to commence a meeting of Members, or any Class of Members, the quorum shall not be broken by the subsequent withdrawal of any Members or their proxies, unless the requisite Members whose affirmative vote with respect to any particular matter is required to vote on such matters shall not be present at the time such vote is to be taken.

            (h) Adjourned Meetings. If at any meeting of Members or any Class of Members there shall be less than a quorum present, a majority of the Members present in person or by proxy, may adjourn the meeting from time to time until a quorum with respect to such matter shall be present. When a meeting is adjourned to another time and place, notice of the adjourned meeting shall be given to each Member entitled to vote at the original meeting of the adjourned meeting in the manner provided for the calling of special meetings set forth in Section 2.3(f). At the adjourned meeting the Company may transact any business that might have been transacted at the original meeting.

            (i) Vote Required. When a quorum is present at a meeting of all Members, the affirmative vote of the holders of a majority of the Class A Common Interests present in person or represented by proxy at a duly called meeting and entitled to vote on the subject matter shall be the act of the Members, unless the question is one upon which by express provisions of an applicable law or of this Agreement a different vote is required, in which case such express provision shall govern and control the decision of such question. Where a separate vote by Class is required, the affirmative vote of the majority of Interests of such Class present in person or represented by proxy at the meeting of such Class shall be the act of such Class, unless the question is one upon which by express provisions of an applicable law or of this Agreement a different vote is required, in which case such express provision shall govern and control the decision of such question.

            (j) Action by Written Consent. Unless otherwise provided in the Delaware Act, any action required to be taken at any annual or special meeting of Members, or at any meeting of any Class of Members, or any action that may be taken at any annual or special meeting of such Members or Class of Members, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken and bearing the dates of signature of the Members who signed the consent or consents, shall be signed by the holders of not less than the minimum Interests or Class of Interests that would be necessary to authorize or take such action at a meeting at which all Interests entitled to vote thereon were present and voted and shall be delivered to the Company by delivery to the Company's principal place of business, or an officer or agent of the Company having custody of the book or books in which proceedings of meetings of the Members are recorded. If action is so taken without a meeting by less than unanimous written consent of the Members or of any Class, a copy of such written consent shall be delivered promptly to all Members or all Members of such Class, who

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have not consented in writing. Any action taken pursuant to such written consent or consents of the Members or any Class of Members shall have the same force and effect as if taken by the Members at a meeting of the Members or such Class.

            (k) Record Dates. For purposes of determining the Members entitled to notice of or to vote at a meeting of Members or any Class of Members or to give approvals without a meeting as provided in Section 2.3(j), the Managers may set a record date, which shall not be less than two nor more than 60 days before
(i) the date of the meeting or (ii) in the event that approvals are sought without a meeting, the date by which Members are requested in writing by the Managers to give such approvals.

            (1) Conference Participation. The Members may participate in and act at any meeting of such Members or any Class of Members through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participating in the meeting pursuant to this Section 2.3(1) shall constitute presence in person at the meeting.

            2.4 Directors; Number, Appointment, Removal, Qualifications, Etc.

            (a) Board of Directors. The number of Directors shall be such number as shall be determined from time to time by the Members in accordance herewith but shall not be less than thirteen (13) nor more than twenty-three (23) and initially shall be nineteen (19). Up to twelve (12) Directors (the "Class A Directors") shall be designated by Majority Vote of the Class A Common Members, and up to eleven (11) Directors (the "Class B Directors") shall be designated by Majority Vote of the Class B Common Members. The persons listed in Part 1 of Annex A hereto are hereby designated by the Class A Common Members as the initial Class A Directors of the Company and the persons listed in Part 2 of said Annex A are hereby designated by the Class B Common Members as the initial Class B Directors. The business address of each Director is set forth below such Director's name in said Annex A.

            (b) Removal and Resignation. Subject as set forth in Section 2.15, any one or more Directors may be removed, with or without cause, at any time, in the case of any Class A Director, by Majority Vote of the Class A Common Members, and in the case of any Class B Director, by Majority Vote of the Class B Common Members, in each case, acting (i) in person or by proxy at a meeting of Class A Common Members or Class B Common Members, as the case may be, or (ii) by a consent in writing in the manner contemplated in Section 2.3(j), and the vacancy or vacancies in the Board caused by any such removal may be filled in the manner provided in Section 2.4(a) with respect to any Class A Director or Class B Director who shall have so ceased to be a Director. Any Director of the Company may resign at any time by giving written notice to the Chairman, the Chief Executive Officer or the Secretary of the Company. The resignation of any Director shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and, unless otherwise specified therein, the acceptance of

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such resignation shall not be necessary to make it effective. Any vacancy or vacancies in the Board caused by any such resignation may be filled in the manner provided in Section 2.4(a) with respect to any Class A Director or Class B Director who shall have so ceased to be a Director.

            2.5 Board Meetings. Two regular meetings of the Board shall be held each year at such place, within or without the State of Delaware, as shall from time to time be determined by the Managers. Notice of regular meetings of the Board shall be given by the Chairman, the Chief Executive Officer or the Managers at not less than five nor more than thirty (30) days before the date on which the meeting is to be held setting forth the place, date and time of such meeting. All such notices shall be delivered, either personally, by overnight courier service, by mail or, if any Director has notified the Company in writing of an electronic mail address that may be used for such purpose, by electronic mail, by or at the direction of the Managers, the Chairman, the Chief Executive Officer, or the Secretary. If sent by overnight courier service, such notice shall be deemed to be delivered on the day when delivered to such service; if mailed, such notice shall be deemed to be delivered two days after the date when deposited in the United States mail, first-class mail postage prepaid, addressed to the Director at his, her or its address as the same appears on the records of the Company; and if sent by electronic mail, such notice shall be deemed to be delivered on the day when sent to the electronic mail address last notified by the Director to the Company as aforesaid.

            2.6 Managers; Number, Appointment, Removal, Qualifications, Etc.

            (a) Board of Managers. The number of Managers shall be nine (9). Four Managers (the "Class A Managers") shall be designated by Majority Vote of the Class A Common Members, four Managers (the "Class B Managers") shall be designated by Majority Vote of the Class B Common Members and one Manager (the "Independent Manager") shall be designated by Majority Vote of the Class B Common Members, but such designation shall not be effective unless such designee shall have been approved by Majority Vote of the Class A Common Members. The persons named in Part 1 of Annex B hereto are hereby designated by the Class A Common Members as the initial Class A Managers of the Company, the persons named in Part 2 of said Annex B are hereby designated by the Class B Common Members as the initial Class B Managers, and the person named in Part 3 of said Annex B is hereby designated by the Class B Common Members and approved by the Class A Common Members as the Independent Manager. The business address of each Manager is set forth opposite such Manager's name on said Annex B. Managers appointed pursuant to this Agreement shall be managers for purposes of the Delaware Act.

            (b) Alternate Managers.

                  (i) Subject as set forth in Section 2.15, an alternate Class A Manager may be appointed by Majority Vote of the Class A Common Members to act for and fulfill the obligations of any Class A Manager in the event that such Class A Manager is unable to

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      attend any meeting of the Managers or any committee thereof. Any such alternates shall be specified in writing by such Class A Common Members to the Secretary of the Company. Any appointment of an alternate Class A Manager may be changed by Majority Vote of the Class A Common Members.

                  (ii) Subject as set forth in Section 2.15, an alternate Class B Manager may be appointed by Majority Vote of the Class B Common Members to act for and fulfill the obligations of any Class B Manager in the event that such Manager is unable to attend any meeting of the Managers or any committee thereof. Any such alternates shall be specified in writing by such Class B Common Members to the Secretary of the Company. Any appointment of an alternate Class B Manager may be changed by Majority Vote of the Class B Common Members.

            (c) Removal and Resignation. Subject as set forth in Section 2.15, any one or more Managers may be removed, with or without cause, at any time, in the case of any Class A Manager, by Majority Vote of the Class A Common Members, and in the case of any Class B Manager or the Independent Manager, by Majority Vote of the Class B Common Members, acting, in each case (i) in person or by proxy at a meeting of Class A Common Members or Class B Common Members, as the case may be, or (ii) by a consent in writing in the manner contemplated in
Section 2.3(j). Any Manager of the Company may resign at any time by giving written notice to the Chairman, the Chief Executive Officer or the Secretary of the Company. The resignation of any Manager shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any vacancy or vacancies in the Managers caused by any such removal or resignation may be filled in the manner provided in Section 2.6(a) with respect to any Class A Manager, Class B Manager or the Independent Manager who shall have so ceased to be a Manager.

            2.7 Managers; Meetings; Committees and Delegation.

            (a) Regular and Special Meetings. Regular meetings of the Managers may be held at such place, within or without the State of Delaware, as shall from time to time be determined by the Managers, but shall be held not less than four times per year. After there has been such determination, and notice thereof has once been given to each Manager as hereinafter provided for special meetings, regular meetings may be held without further notice being given. Special meetings of the Managers shall be held whenever called by the Chairman, the Chief Executive Officer or by at least three of the Managers. Notice of each such meeting shall be mailed or sent by overnight courier service to each Manager addressed to such Manager at his or her residence or usual place of business, at least five days before the date on which the meeting is to be held, or shall be sent to such Manager at such place by telecopier or delivered personally or by telephone, or if any Manager has notified the Company in writing of an electronic mail address that may be used for such purpose, sent by electronic mailed to such Manager, not later than five

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days (or, in the case of meetings held by telephone, one day) before the day on which such meeting is to be held. Each such notice shall state the time and place of the meeting and, as may be required, the purposes thereof. Notice of any meeting of the Managers need not be given to any Manager if such Manager shall sign a written waiver thereof either before or after the time stated therein for such meeting, or if such Manager shall be present at the meeting. Unless limited by law, this Agreement or the terms of the notice thereof, any and all business may be transacted at any meeting without the notice thereof having specifically identified the matters to be acted upon.

            (b) Quorum and Manner of Acting; Special Vote; Deadlock.

                  (i) Unless otherwise provided by law or this Agreement, the presence of Managers constituting a majority of the Managers then in office shall be necessary to constitute a quorum for the transaction of business, unless the requisite Managers whose affirmative vote with respect to any particular matter is required to vote on such matters shall not be present. In the absence of a quorum, a majority of the Managers present may adjourn the meeting from time to time until a quorum shall be present. Notice of any adjourned meeting shall be given in the manner provided in Section 2.7(a). At all duly convened meetings of Managers, a quorum being present and acting throughout, all matters shall be decided by the affirmative vote of a majority of the Managers present, except as otherwise required by law or by this Agreement, including, without limitation, by the following clause (ii) of this Section 2.7(b).

                  (ii) Notwithstanding anything to the contrary in this Agreement, whenever the Managers are required to decide upon or approve any action or matter concerning the Company that is referred to, set forth or described on Annex D hereto, such decision or approval shall require the affirmative vote (a "Special Vote") of (x) a majority of the Managers taken at a duly convened meeting of Managers at which quorum is present and acting throughout as provided in clause (i) above, or by written consent as provided in Section 2.7(f), and (y) a Majority Vote of the Class B Common Members, taken at a duly convened meeting of the Class B Common Members at which quorum is present and acting throughout as provided in Section 2.3(i) or by written consent as provided in Section 2.3(j).

                  (iii) In the event that a Deadlock shall occur relating to any matter under consideration or to be considered by the Managers, such matter shall be referred to a special meeting of the Members, called for such purpose by the Chairman or other authorized person in the manner provided in Section 2.3(d) and Section 2.3(f), or a written consent of Members shall be circulated by the Company, at which meeting of Members or pursuant to which written consent, such matter shall be resolved by Majority Vote of the Common Interests, voting together as a single Class.

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            (c) Committees. The Managers may designate one or more committees, each committee to consist of two or more of the Managers, which to the extent provided in the resolution designating any such committee shall have and may exercise the powers of the Managers in the management and affairs of the Company except as otherwise limited by law; provided, however, that no such committee of the Managers that is not designated by Special Vote of the Managers may exercise any power or authority of the Managers that requires a Special Vote hereunder. The Managers may designate one or more Managers as alternate members of any such committee, who may replace any absent or disqualified Manager at any meeting of such committee. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Managers. Each committee of Managers may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by the resolution of the Managers designating such committee. Unless otherwise provided in such resolution, the presence of at least a majority of the members of the committee shall be necessary to constitute a quorum.

            (d) Conference Participation. Managers and any committee thereof may participate in and act at any meeting of Managers or committee through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in the meeting pursuant to this Section 2.7(d) shall constitute presence in person at the meeting.

            (e) Waiver of Notice and Presumption of Assent. Any Manager or any member of a committee of the Managers who is present at a meeting shall be conclusively presumed to have waived notice of such meeting except when such Manager attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Such Manager shall be conclusively presumed to have assented to any action taken unless his or her dissent shall be entered in the minutes of the meeting or unless his or her written dissent to such action shall be filed with the person acting as the secretary of the meeting before the adjournment thereof or shall be forwarded by registered mail to the Secretary of the Company immediately after the adjournment of the meeting. Such right to dissent shall not apply to any member who voted in favor of such action.

            (f) Action by Written Consent. Unless otherwise restricted by this Agreement or the Delaware Act, any action required or permitted to be taken at any meeting of the Managers, or of any committee thereof, may be taken without prior notice and without a vote, if a consent in writing, setting forth the action so taken bearing the dates of signature of the Managers who signed the consent or consents, shall be signed by not less than the minimum number of Managers that would be necessary to authorize or take such action at a duly convened meeting of the Managers at which all the Managers then in office were present and acting throughout and shall be delivered to the Company by delivery to the Company's principal place of business, or an officer or agent of the Company having custody of the book or books in which proceedings of meetings of the Managers are recorded. If action is so taken without a meeting by less than

                                       11
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                                                                       SOUTHWEST

unanimous written consent, a copy of such written consent shall be delivered promptly to all Managers who have not consented in writing. Any action taken pursuant to such written consent or consents of the Managers shall have the same force and effect as if taken by the Managers at a meeting thereof.

            2.8 Officers.

            (a) Establishment, Nomination and Election. The officers of the Company shall be elected by the Managers and shall consist of a Chairman, a Chief Executive Officer, a President, a Secretary and a Treasurer, and may, at the discretion of the Managers, also consist of one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers and such other officers and assistant officers as may be deemed necessary or desirable by the Managers. One person may hold, and perform the duties of, any two or more of said offices. In their discretion, the Managers may choose not to fill any office for any period as they may deem advisable, except that the offices of Chairman, Chief Executive Officer, Secretary and Treasurer shall be filled as expeditiously as possible. The initial officers of the Company are set forth in Annex C.

            (b) Election and Term of Office. The officers of the Company shall be elected annually by the Managers at the annual meeting thereof Each such officer shall hold office until his or her successor shall have been elected and shall qualify, or until his or her earlier death, resignation or removal.

            (c) Removal. Subject to the terms of any employment agreement between the Company and any officer of the Company, any officer may be removed, either with or without cause, at any time, by the Managers at any regular meeting of the Managers, or at any special meeting of the Managers called for that purpose, at which a quorum is present.

            (d) Resignations. Any officer may resign at any time by giving written notice to the Chairman, the President, the Secretary or the Managers. Any such resignation shall take effect upon receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

            (e) Vacancies. A vacancy in any office may be filled for the unexpired portion of the term in the manner prescribed in this Agreement for election or appointment to such office for such term.

            (f) Chairman. The Chairman shall preside at all meetings of the Managers, the Board and the Members. The Chairman shall perform such other duties as may be prescribed by the Managers or provided in this Agreement.

            (g) Chief Executive Officer. The Chief Executive Officer shall serve as the chief executive officer of the Company and shall in general supervise all the business affairs of the

                                       12
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                                                                       SOUTHWEST

Company, subject to the powers of the Chairman and the Managers. In the absence of the Chairman, the Chief Executive Officer shall preside at meetings of the Board, the Managers and the Members and shall have such other powers and perform such other duties consistent with such position as may be prescribed by the Managers or provided in this Agreement.

            (h) President. The President shall, subject to the powers of the Managers, the Chairman and the Chief Executive Officer, have such general charge of the business, affairs and property of the Company, and such control over its officers, agents and employees as shall be assigned to him or her by the Managers, the Chairman or the Chief Executive Officer; and shall see that all orders and resolutions of the Managers the Chairman and the Chief Executive Officer are carried into effect. Subject as aforesaid, the President shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Company, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Managers, the Chairman or the Chief Executive Officer to some other officer or agent of the Company.

            (i) Vice President. Each Vice President shall have such powers and shall perform such duties as shall be assigned to him or her by the Chairman, the Chief Executive Officer, the President or the Managers.

            (j) Treasurer. The Treasurer shall have charge and custody of, and be responsible for, all funds and securities of the Company. The Treasurer shall exhibit at all reason-able times the Company's books of account and records to any of the Managers or Directors upon application during business hours at the office of the Company where such books and records shall be kept; when requested by the Managers, the Treasurer shall render a statement of the condition of the finances of the Company at any meeting of the Managers, the Board or at the annual meeting of Members; the Treasurer shall receive, and give receipt for, moneys due and payable to the Company from any source whatsoever; and in general, the Treasurer shall perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the President or the Managers. The Treasurer shall give such bond, if any, for the faithful discharge of the Treasurer's duties as the Managers may require.

            (k) Secretary. The Secretary, if present, shall act as secretary at all meetings of the Board, the Managers and the Members and keep the minutes thereof in a book or books to be provided for that purpose; the Secretary shall see that all notices required to be given by the Company are duly given and served; the Secretary shall have charge of the records of Interests in the Company. The Secretary shall see that all reports, statements and other documents required by law are properly kept and filed, and in general the Secretary shall perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to the Secretary by the President or the Managers.

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            (l) Other Officers, Assistant Officers and Agents. Officers,
assistant officers and agents, if any, other than those whose duties are provided for in this Agreement, shall have such authority and perform such duties as may from time to time be prescribed by Special Vote of the Managers.

            (m) Compensation. Compensation of all officers shall be fixed by Special Vote of the Managers or a duly authorized Committee thereof, and no officer shall be prevented from receiving such compensation by virtue of his or her also being a Manager or a Director of the Company.

            (n) Absence or Disability of Officers. In the case of the absence or disability of any officer of the Company and of any person hereby authorized to act in such officer's place during such officer's absence or disability, the Managers may by Special Vote delegate the powers and duties of such officer to any other officer or to any Manager, or to any other person whom it may select.

            2.9 Liability of Members, Directors, and Managers. No Member, Director or Manager shall have any liability under this Agreement except as provided in Section 2.10 or elsewhere herein or as required by the Delaware Act. Except as required by the Delaware Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise (including without limitation those arising as member, owner or shareholder of another company, partnership or entity), shall be solely the debts, obligations and liabilities of the Company, and no Member, Director or Manager shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member or acting as a Director or a Manager of the Company. No Member, Director or Manager shall be liable for any debts, obligations and liabilities, whether arising in contract, tort or otherwise, of any other Member, Director or Manager.

            2.10 Certain Duties and Liabilities of Directors, Managers and Officers.

            (a) Duties of Directors. It is acknowledged and agreed that the Directors shall act only in an advisory role to the Company, as provided in
Section 2.1. Accordingly, except as otherwise specifically provided in this Agreement, the Directors, in their capacity as such, shall have no express or implied duties or obligations to the Company or to the Members except the duty not to disclose the confidential information of the Company.

            (b) Duties of Managers and Officers. Except as otherwise specifically provided in this Agreement, the duties and obligations owed to the Company and to the Members by the Managers and officers of the Company shall be the same as the respective duties and obligations owed to a corporation organized under the Delaware General Corporation Law by its directors and officers. No person shall be personally liable to the Company or its Members for monetary damages for breach of fiduciary duty as a Manager; provided, however, that the

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foregoing shall not eliminate or limit the liability of a Manager (i) for any breach of the Manager's duty of loyalty to the Company or its Members (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under the circumstances described in Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the Manager derived an improper personal benefit. If the Delaware General Corporation Law is subsequently amended to further eliminate or limit the liability of a director of a corporation then a Manager of the Company, in addition to the circumstances in which a Manager is not personally liable as set forth in the preceding sentence, shall not be liable to the fullest extent permitted by the amended Delaware General Corporation Law as if such Manager was subject thereto.

            (c) Limitations on Liability of Directors, Managers and Officers. To the extent that any Director, Manager or officer has duties (including fiduciary duties) and liabilities relating thereto to the Company or to a Member (i) any such Director, Manager or officer acting under this Agreement shall not be liable to the Company or to any other Member for the Director's, Manager's or officer's good faith reliance on the provisions of this Agreement, the records of the Company and such information, opinions, reports or statements presented to the Company by any of the Company's officers or employees, or committees of the Managers or the Board, or by any other person as to matters the Director, Manager or officer reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, and (ii) the Director's , Manager's or officer's duties and liabilities are restricted by the provisions of this Agreement to the extent that such provisions restrict the duties and liabilities of the Directors, Managers or officers otherwise existing at law or in equity.

            2.11 Reliance by Third Parties. Persons dealing with the Company are entitled to rely conclusively upon the power and authority of the Directors, Managers and officers as herein set forth. Persons dealing with the Company are entitled to rely conclusively upon a certificate of any Secretary or Assistant Secretary as to the incumbency of any Director, Manager, officer or other personnel of the Company.

            2.12 Books and Records. The Company shall keep (i) correct and complete books and records of account, (ii) minutes of the proceedings of meetings of the Members, the Board and the Managers and any committee thereof, and (iii) a current list of the Directors, Managers and officers and their residence addresses; and the Company shall also keep at its principal executive office a record containing the names and addresses of all Members, the total Interests held by each Member, the number thereof that are Class A Common Interests, Preferred Interests and Class B Common Interests, and the dates when they respectively became the owners of record thereof (the "Members' Interest Register"). Any of the foregoing books, minutes or records may be in written form or in any other form capable of being converted into written form within a reasonable time.

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            2.13 Indemnification.

            (a) Third Party Actions, Suits and Proceedings. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a Director, Manager or officer of the Company, or is or was serving at the request of the Company as a manager, director, officer, employee, fiduciary or agent of another limited liability company or of a corporation, partnership, joint venture, trust or other enterprise (hereinafter, a "proceeding"), shall be indemnified and held harmless by the Company against all expenses (including attorneys' fees) judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Company, or, with respect to any criminal action or proceeding that the person had reasonable cause to believe that his or her conduct was unlawful.

            (b) Actions by the Company. The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that such person, or a person of whom he or she is the legal representative, is or was a Director, Manager or officer of the Company, or is or was serving at the request of the Company as a manager or director, officer, employee, fiduciary or agent of another limited liability company or of a corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

            (c) Procedure for Indemnification. Any indemnification of a Director, Manager or officer of the Company under Section 2.13(a) or 2.13(b) or advance of expenses under Section 2.13(f) shall be made promptly, and in any event within 30 days, upon the written request of the Director, Manager or officer. If a determination by the Company that the Director,

                                       16
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                                                                       SOUTHWEST

Manager or officer is entitled to indemnification pursuant to this Section 2.13 is required, and the Company fails to respond within 90 days to a written request for indemnity, the Company shall be deemed to have approved the request. If the Company denies a written request for indemnification or advancing of expenses, in whole or in part, or if payment in full pursuant to such request is not made within 30 days, the right to indemnification or advances as granted by this Section 2.13 shall be enforceable by the Director, Manager or officer in any court of competent jurisdiction. Such person's costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the Company. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to the Company) that the claimant has not met the standards of conduct that would make it permissible under the Delaware General Corporate Law if the Company were a corporation for the Company to indemnify the claimant for the amount claimed, but the burden of such defense shall be on the Company. Neither the failure of the Company (including its Managers or independent legal counsel or Members) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the standard of conduct set forth for a director or officer of a corporation in the Delaware General Corporate Law, nor an actual determination by the Company (including its Managers, independent legal counsel or Members) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

            (d) Rights Non-exclusive. The rights to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section 2.13 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Agreement, agreement, vote of Members or disinterested Directors, Managers or otherwise.

            (e) Insurance. The Company shall purchase and maintain insurance, to the extent such insurance is available to the Company at a reasonable cost, on its own behalf and on behalf of any person who is or was a Director, Manager, officer, employee, fiduciary or agent of the Company or was serving at the request of the Company as a manager, officer, employee or agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, whether or not the Company would have the power to indemnify such person against such liability under this Section 2.13.

            (f) Expenses. Expenses incurred by any person described in Sections 2.13(a) or 2.13(b) in defending a proceeding shall be paid by the Company in advance of such proceeding's final disposition upon receipt of an undertaking by or on behalf of the Director, Manager or officer to repay such amount if it shall ultimately be determined that he or she is not

                                       17
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                                                                       SOUTHWEST

entitled to be indemnified by the Company. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Managers deem appropriate.

            (g) Employees and Agents. Persons who are not covered by the foregoing provisions of this Section 2.13 and who are or were Members, employees or agents of the Company, or who are or were serving at the request of the Company as employees or agents of another limited liability company, corporation, partnership, joint venture, trust or other enterprise, may be indemnified to the extent authorized at any time or from time to time by the Managers.

            (h) Contract Rights. The provisions of this Section 2.13 shall be deemed to be a contract right between the Company and each Director, Manager or officer who serves in any such capacity at any time while this Section 2.13 and the Relevant provisions of the Idaho Act or other applicable law are in effect, and any repeal or modification of this Section 2.13 or any such law shall not affect any rights or obligations then existing with respect to any state of facts or proceeding then existing. The indemnification and other rights provided for in this Section 2.13 shall inure to the benefit of the heirs, executors and administrators of any person entitled to such indemnification. Except as provided in Section 2.13(c) hereof, the Company shall indemnify any such person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by the Managers.

            (i) Merger or Consolidation; Other Enterprises. For purposes of this
Section 2.13, references to "the Company" shall include, in addition to the resulting company, any constituent company (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its managers, directors, officers, employees or agents, so that any person who is or was a manager, director, officer, employee or agent of such constituent company, or is or was serving at the request of such constituent company as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Section 2.13 with respect to the resulting or surviving company as he or she would have with respect to such constituent company if its separate existence had continued. For purposes of this Section 2.13, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the Company" shall include any service as a manager, director, officer, employee or agent of the Company that imposes duties on, or involves services by, such manager, director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Company" as referred to in this Section 2.13.

            2.14 Corporate Opportunity. (a) No Director or Manager of the Company shall be in breach of his or her duty of loyalty to the Company solely by reason of having pursued a

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business opportunity that has come to him or her without first offering such business opportunity to the Company, unless such business opportunity (i) has come to the attention of such Director or Manager as a result of his or her access to the confidential information belonging to the Company or (ii) is a business opportunity described in paragraph (b) below.

            (b) Included within clause (ii) of Section 2.14(a) above, shall be any opportunity to acquire wireline assets located in any of the states of Arizona, Arkansas, Colorado, Kansas, Louisiana, Missouri, New Mexico, Oklahoma, Texas or Utah, from SBC Communications, Inc, GTE Southwest Incorporated, US West, Inc. or any of their respective Affiliates.

            (c) Notwithstanding the foregoing, a business opportunity shall cease to be a corporate opportunity of the Company at any time after the Company has determined not to pursue such business opportunity, whereupon the Director or Manager that introduced such Corporate Opportunity to the Company shall be entitled to treat such business opportunity as his or her own.

            2.15 Certain Voting Arrangements Relating to the Company.

            (a) General.

            Notwithstanding anything to the contrary contained in this Article II, for so long as (i) the Initial Member holds not less than 25% or (ii) the Additional Investors as a group hold not less than 25% of the Common Interests of the Company, in each case, acquired by them pursuant to the Subscription Agreement, each of the Members and the Company agrees to comply with the provisions of this Section 2.15.

            (b) Number and Election of Directors.

            At each annual or special meeting called for such purpose, and whenever the Members of the Company act by written consent with respect to election of Directors, each of the Members agrees to vote or otherwise give such Member's consent in respect of all Common Interests and other equity securities of the Company (whether now or hereafter acquired) owned by such Member or as to which such Member is entitled to vote, and the Company shall take all necessary and desirable actions within its control, in order to cause:

            (i) the authorized number of Directors to be established and remain at twenty-three (23)

            (ii) the election as Directors of:

            (A) twelve individuals designated by the Class A Common Members; and

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            (B) up to eleven individuals designated by the Class B Common
      Members;

      all of which individuals shall hold office, subject to their earlier removal in accordance with clause (iii) below, this Agreement and the Delaware Act, until their respective successors shall have been elected and shall have qualified;

                  (iii) the removal from the Board (with or without cause) of any representative designated hereunder by the person or persons entitled to make such designation hereunder, upon such person's or persons' written request for removal as to its or their designee; and

                  (iv) upon any vacancy in the Board as a result of any individual elected as provided in clause (ii) above ceasing to be a Director, whether by resignation or otherwise, the election to the Board of an individual designated by the Class Common A Members or the Class B Common Members, as the case may be, who designated the individual who shall have so ceased to be a Director

                  (c) Number and Election of Managers.

            At each annual or special meeting called for such purpose, and whenever the Members of the Company act by written consent with respect to election of Managers, each of the Members agrees to vote or otherwise give such Member's consent in respect of all Common Interests and other equity securities of the Company (whether now or hereafter acquired) owned by such Member or as to which such Member is entitled to vote, and the Company shall take all necessary and desirable actions within its control, in order to cause:

                  (i) the authorized number of Managers to be established and remain at nine;

                  (ii) the election as Managers of:

                  (A) four individuals designated by Majority Vote of the Class

A Common Members;

                  (B) four individuals designated by Majority Vote of the Class B Common Members; and

                  (C) one individual designated by Majority Vote of the Class B Common Members that shall have been approved by Majority Vote of the Class A Common Members;

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      all of which individuals shall hold office, subject to their earlier removal in accordance with clause (iii) below, this Agreement and the Delaware Act, until their respective successors shall have been elected and shall have qualified;

                  (iii) the removal as a Manager (with or without cause) of any representative designated hereunder by the person or persons entitled to make such designation hereunder, upon such person's or persons' written request for removal as to their designee; and

                  (iv) upon any vacancy among the Managers as a result of any individual elected as provided in clause (ii) above ceasing to be a Manager, whether by resignation or otherwise, the election as a Manager of an individual designated by the Class A Common Members or the Class B Common Members, as the case may be, who designated the individual who shall have so ceased to be a Manager, subject, in the case of the Independent Manager, as set forth in Section 2.15(c)(ii)(C).

            2.16 Certain Policies. It is the intention of the Company to afford equal employment opportunities to all prospective employees of the Company and, at the same time, to promote the hiring of minority employees and the retention of minority-owned businesses. It is the express policy of the Company, consistent with the Company's need to employ qualified individuals in its business, to reflect in its hiring the diversity of the population in the communities in which the Company operates from time to time, to apply this policy in the conduct of all its employment practices, and otherwise to operate its business in accordance with applicable law.

                                   ARTICLE III
                             CAPITAL CONTRIBUTIONS,
                          ALLOCATIONS AND DISTRIBUTIONS

            3.1 Form of Contribution. The contribution with respect to each Member of the Company may, as determined by the Managers in their discretion, be made in cash or other legal consideration.

            3.2 Non-Cash Contributions by the Members.

            (a) The Initial Member. The Initial Member is making a Capital Contribution of its membership interest in the Company attributable to its Initial Investment on the date hereof In addition, the Initial Member has agreed to MAKE a Capital Contribution in cash as set forth in Section 3.3.

            (b) The Subordinated Debt Members. Each Subordinated Debt Member is making a Capital Contribution of its commitment to provide subordinated debt financing to the

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Company in exchange for the number of Class B Common Interests and Preferred
Interests set forth opposite its name on part 2 of Schedule III hereto under the headings "Minimum Number of Class B Common Interests" and "Minimum Number of Preferred Interests", respectively. In addition, each Subordinated Debt Member may make a Capital Contribution in cash as set forth in Section 3.3.

            3.3 Cash Contributions by the Members; Payment of Capital Contributions; Capital Commitment Calls.

            (a) General. Each Member (other than the Subordinated Debt Members) has agreed to make a Capital Contribution in cash to the Company in the aggregate amount set forth opposite such Member's name on part 1 of Schedule III hereto in the column labeled "Capital Commitment" in consideration of the number of Class A Common Interests, Class B Common Interests and Preferred Interests being purchased by such Member set forth opposite the name of such Member on said Schedule III, in each case in accordance with the terms of this Agreement and the Subscription Agreement. Each Subordinated Debt Member has agreed to make a Capital Contribution in cash to the Company equal to $1.00 for each Class B Common Interest and each Preferred Interest purchased for cash by such Member, in each case in accordance with the terms of this Agreement and the Subordinated Debt Agreement.

            (b) Class A Common Members. In addition to the Capital Contribution made by the Initial Member in the form of its membership interests attributable to its Initial Investment as set forth on Schedule I, on or before the date of the first "Closing" to occur under any agreement to acquire an Original Telephone Business (each, an "Acquisition Closing Date"), each Class A Common Member shall contribute to the Company as payment in full of such Member's Capital Contribution in respect of such Member's Class A Common Interests, the amount, if any, set forth opposite such Member's name on Schedule III hereto under the column labeled "Initial Class A Common Cash Contribution".

            (c) Subordinated Debt Members. On the date on which the Company closes any subordinated debt financing provided by the Subordinated Debt Members each Subordinated Debt Member hereby agrees to make payment in full to the Company of such Member's Capital Contribution with respect to the Class B Common Interests and/or Preferred Interests issuable to such Member on such date.

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            (d) Other Members. Each Member (other than the Subordinated Debt
Members) that holds Class B Common Interests and/or Preferred Interests hereby agrees to make payments to the Company in respect of such Member's Capital Contribution with respect thereto payable from time to time in such amounts as the Managers may determine in their sole discretion to be necessary for the continued operation of the Company and its subsidiaries (including, without limitation, in connection with the funding of expenses incurred prior to the first Acquisition Closing Date (the "Pre-operating Expenses")) up to the maximum amount of such Member's Remaining Capital Commitment at such time; provided, however, that the obligation to make such payments in respect of such Member's Capital Contribution (i) shall be subject to the conditions specified in the Subscription Agreement and (ii) shall not exceed in aggregate $18.7 million with respect to Pre-operating Expenses. Any obligation to make payments in respect of such Member's Capital Contribution under this Section 3.3(d) shall be on a pro rata basis, with each such Member being required to pay an amount equal to the product of (A) the total additional capital required, multiplied by (B) a fraction, the numerator of which shall be such Member's Capital Commitment with respect to Class B Common Interests and Preferred Interests and the denominator of which shall be the total Capital Commitments with respect to all Class B Common Interests and Preferred Interests held by such Members. Any payment made in respect of such Member's Capital Contribution pursuant to this Section 3.3(d) shall be allocated pro rata between such Member's Remaining Capital Commitment allocable to its Class B Common Interests and Preferred Interests, respectively.

            3.4 Determination of Book Value of Company Assets.

            (a) Book Value. Except as set forth below, the Book Value of any Company asset shall be its adjusted basis for federal income tax purposes.

            (b) Initial Book Value. The Initial Book Value of any assets contributed by a Member to the Company shall be the gross fair market value of such assets at the time of such contribution.

            (c) Adjustments. The Book Values of all of the Company's assets shall be adjusted by the Company to equal their respective gross fair market values, as determined by the Managers, as of the following times: (i) the admission of a new Member to the Company or the acquisition by an existing Member of an additional Interest in the Company from the Company; (ii) the distribution by the Company of money or property to a retiring or continuing Member in consideration for all or a portion of such Member's Interests in the Company; (iii) the liquidation of the Company; and (iv) such other times as determined by the Managers in its reasonable discretion.

            (d) Depreciation and Amortization. The Book Value of a Company asset shall be adjusted (i) for the depreciation and amortization of such asset taken into account in

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computing Net Profits and Net Losses and (ii) for Company expenditures and transactions that increase or decrease the asset's federal income tax basis.

            3.5 Withdrawal of Capital; Limitation on Distributions. No Member shall be entitled to withdraw any part of its Capital Contribution to, or to receive any distribution from the Company except as provided in Article IV and
Section 3.10 hereof No Member shall be entitled to demand or receive (i) except as otherwise permitted herein, interest on its Capital Contribution or (ii) any property from the Company other than cash.

            3.6 Capital Accounts; Allocations of Net Profits and Net Losses.

            (a) Additions to Capital Accounts. There shall be established and maintained for each Member on the books of the Company as of the date hereof a capital account ("Capital Account") which shall initially equal the amount of their Initial Cash Contribution. Each Member's Capital Account shall be increased by:

                  (i) Company; the amount of any money contributed by such
            Member to the

                  (ii) the fair market value of any property contributed by such
            Member to the Company;

                  (iii) the amount of Net Profits or items thereof allocated to such Member under Section 3.6(b)(i); and

                  (iv) the amount of any Company liabilities assumed by such
            Member (or taken subject to) if property is distributed to such Member by the Company; and shall be decreased by:

                  (v) the amount of any money distributed to such Member by the
            Company;

                  (vi) the fair market value of any property distributed to such
            Member by the Company;

                  (vii) the amount of Net Losses or items thereof allocated to such Member under Section 3.6(b)(ii); and

                  (viii) the amount of any Member liabilities assumed by the
            Company (or taken subject to) if property is contributed to the Company by such Member.

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The Capital Accounts shall be adjusted by all other adjustments required by
Treasury Regulations ss. 1.704-1(b)(2)(iv). The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations under Section 704(b) of the Code and, to the extent not inconsistent with the provisions of this Agreement, shall be interpreted and applied in a manner consistent with such Treasury Regulations.

            (b) Allocation of Net Profits and Net Losses.

                  (i) Allocation of Net Profits. Net Profits and items thereof shall be allocated among the Members in the following order and following priority:

                  (A) First, to eliminate any Net Losses, and in reverse order of any Net Losses allocated under Section 3 .6(b)(ii);

                  (B) Second, to holders of Preferred Interests in an equal amount in respect of each such Interest to the extent that any Preferred Appreciation Amount shall have accrued on such Interests pursuant to
      Section 4.2(b)(ii) hereof,

                  (C) Third, to holders of Class A Common Interests and Class B Common Interests in an equal amount in respect of each such Interest.

                  (ii) Allocation of Net Losses. Net Losses and items thereof shall be allocated among the Members in the following order and following priority:

                  (A) First, to holders of Class A Common Interests and Class B Common Interests in an equal amount in respect of each such Interest until all Net Profits allocated under Section 3 .6(b)(i)(C) have been eliminated;

                  (B) Second, to holders of Class A Common Interests and Class B Common Interests in proportion to the amount of their Capital Accounts attributable to such Common Interest, until the amount of the Capital Accounts attributable to such Class A Common Interests and Class B Common Interests has been eliminated;

                  (C) Third, to holders of Preferred Interests in an equal amounts in respect of each such Interest until all Net Profits allocated under Section 3.6(b)(i)(B) have been eliminated;

                  (D) Fourth, to holders of Preferred Interests in proportion to the amount of their Capital Accounts attributable to such Preferred Interests, until the amount of such Capital Accounts attributable to such Preferred Interests has been eliminated;

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                  (E) Fifth, to holders of Class A Common Interests and Class B
      Common Interests in an equal amount to each such Interest.

            (c) Tax Allocations; Book/Tax Differences. For federal income tax purposes, Net Profit and Net Loss and any items thereof shall be allocated among the Members during any Fiscal Year in accordance with the allocations of the corresponding items for Capital Account purposes under Section 3.6(b), provided, however, that if the Book Value of a Company asset differs from its tax basis for federal income tax purposes, then solely for purposes of computing the relevant tax and not for purposes of computing Capital Account balances, income, gain, loss, deduction and credit shall be allocated among the Members under the traditional method without curative allocations under Treasury Regulation
Section 1.704-3(b).

            3.7 Special Allocations. Notwithstanding the general allocation rules set forth in Section 3.6, the following special allocation rules (the "Regulatory Allocations") shall apply under the circumstances described therein:

            (a) Deficit Capital Account and Nonrecourse Debt Rules. The special rules in this Section 3.7(a) apply, in the following order, to take into account the possibility that one or more Members will have a deficit Capital Account balance for which such Member is not economically responsible (or deemed responsible under the Treasury Regulations) and the effect of the Company or any entity taxed as a partnership in which the Company has an ownership interest incurring nonrecourse debt.

                  (i) Minimum Gain Chargeback. If there is a net decrease in "partnership minimum gain" during any year, to be determined in accordance with Treasury Regulations Section 1.704 2, including the tiered-partnership rules of Treasury Regulations Section 1.704-2(k), each Member shall be allocated items of income and gain for such year equal to such Member's share of the net decrease in partnership minimum gain within the meaning of Treasury Regulations Section 1.704-2(g)(2), except to the extent not required by Treasury Regulations Section 1.704-2(f). To the extent that this Section 3.7(a)(i) is inconsistent with Treasury Regulations Section 1.704-2(f) or 1.704-2(k) or incomplete with respect to such regulations, the minimum gain chargeback provided for herein shall be applied and interpreted in accordance with such regulations.

                  (ii) Member Non-Recourse Debt Minimum Gain Chargeback. If there is a net decrease in "partner nonrecourse debt minimum gain" during any year, within the meaning of Treasury Regulations Section 1.704-2(i)(2), each Member who has a share of the partner nonrecourse debt minimum gain attributable to such partner nonrecourse debt, determined in accordance with Treasury Regulations Section 1.704-2(i)(5), shall be allocated items of income and gain for such year (and, if necessary, subsequent years) equal to such Member's share of the net decrease in partner nonrecourse debt minimum gain. This allocation will be made in accordance with Treasury Regulations Section 1.704-2(i)(4) and

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                                                                       SOUTHWEST

      Section 1.704-2(f)(5). To the extent that this Section 3.7(a)(ii) is inconsistent with Treasury Regulation Section 1.704-2(i) or Section 1.704-2(k) or incomplete with respect to such regulations, the partner nonrecourse debt minimum gain chargeback provided for herein shall be applied and interpreted in accordance with such regulations.

                  (iii) Deficit Capital Account Chargeback and Qualified Income Offset. If any Member has a deficit balance in its Capital Account in excess of such Member's share of "partnership minimum gain" and "partner non-recourse debt minimum gain" at the end of any year as defined in the Treasury Regulations, including a deficit balance for such Member caused or increased by an adjustment, allocation or distribution described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), such Member shall be allocated items of income and gain (consisting of a pro rata portion of each item of Company income, including gross income and gain) in an amount and manner sufficient to eliminate such deficit balance in its Capital Account as quickly as possible to the extent required by Treasury Regulations Section 1.704-2(b)(2)(ii). This Section 3 .7(a)(iii) is intended to constitute a "qualified income offset" pursuant to Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

                  (iv) Partner Nonrecourse Deductions. Any "partner nonrecourse deductions" (as defined in Treasury Regulations Section 1.704-2) for any year or other period shall be allocated to the Member who bears the economic risk of loss with respect to the partner nonrecourse debt to which such partner nonrecourse deductions are attributable in accordance with Treasury Regulations Section 1.704-2(i) or 1.704-2(k).

                  (v) Curative Allocations. The Regulatory Allocations described in this Section 3.7(a) may not be consistent with the manner in which the Members intend to divide Net Profits, Net Losses and similar items. Accordingly, Net Profits, Net Losses and other items will be reallocated among the Members (in the same Fiscal Year and to the extent necessary, in subsequent Fiscal Years) in a manner consistent with Treasury Regulations
      Section 1.704-1(b) and 1.704.2 so as to prevent the Regulatory Allocations from distorting the manner in which Net Profits, Net Losses and other items are intended to be allocated among the Members pursuant to Section
      3.6 and in making such reallocations, account shall be taken of future Regulatory Allocations that will in all likelihood occur.

                  (vi) Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Section 734(b) or 743(b) of the Code is required, pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of Net Profit (if the adjustment increases the basis of the asset) or Net Loss (if the adjustment decreases such basis) and such item shall be specially allocated to the Members in a manner consistent with the manner in which their

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                                                                       SOUTHWEST

      Capital Accounts are required Lo be adjusted pursuant to such section of the Treasury Regulations.

            (b) Change in Member's Interest. If there is a change in any Member's share of the Company's Net Profits, Net Losses or other items during any year, allocations among the Members shall be made in accordance with their Interests in the Company from time to time during such year in accordance with
Section 706 of the Code, using the closing-of-the-books method or any other reasonable method allowable by law that is selected by the Tax Matters Partner in its reasonable discretion.

            (c) Nonrecourse Debt Sharing. For purposes of this Agreement, the Members shall be deemed to be allocated nonrecourse deductions, within the meaning of Treasury Regulations Section 1.704-2(b)(1), in accordance with their Applicable Percentages. Solely for purposes of determining a Member's proportionate share of the "excess nonrecourse liabilities" of the Company within the meaning of Treasury Regulations Section 1.752-3(a)(3), each Member's interest in the profits of the Company shall be deemed to equal the Applicable Percentage of such Member.

            3.8 Subordinated Debt Members; New Members. Upon payment by the Subordinated Debt Members of their Capital Contribution from time to time as provided in Section 3.3(c), Schedule III shall be amended to reflect the Capital Commitment of such Member. Upon the admission of any additional Member to the Company pursuant to Section 7.1, Schedule III shall be amended to reflect the Capital Commitment of such Member or the allocation to such Member of such portions of (i) the Capital Commitments of the Members theretofore admitted to the Company and (ii) the Interests held by such Members as shall be agreed to by the Managers. The Capital Commitments of the Members in the amounts set forth on
Schedule III, as amended in accordance herewith, shall be deemed for the purposes of this Agreement as the respective Capital Commitments of the Members.

            3.9 Adjustments to Capital Commitments and Interests Upon the Occurrence of Certain Events.

            (a) Each of the Members acknowledges and agrees that the Capital Commitments of the Members and the number of Class B Common Interests and Preferred Interests being acquired by the Initial Member has been determined on the basis of the anticipated capital requirements of the Company in connection with the purchase of the Original Telephone Businesses by one or more subsidiaries of the Company. In the event that for any reason one or more of the Original Telephone Businesses is not acquired by the Company or one or more of its subsidiaries, the Capital Commitments of the holders of Class B Common Interests and/or Preferred Interests (other than the Subordinated Debt Members) shall be proportionately reduced to reflect such reduction in the capital requirements of the Company and its subsidiaries.

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            (b) In the event that the Capital Commitments of the Members are decreased under the circumstances contemplated by paragraph (a) above and the number of Class B Common Interests issued in respect thereof is reduced as a result thereof, the number of Class A Common Interests issued to the Class A Common Members shall, after giving effect to such decrease in the number of Class B Common Interests, also be proportionately reduced, without any change in any Class A Common Member's aggregate Capital Commitment with respect to such Member's Class A Common Interests, such that the total number of outstanding Class A Common Interests shall, after giving effect to such reduction, be equal to 23.53% of the aggregate number of issued and outstanding Common Interests held by the Initial Member and the Class A Common Members.

            (c) Any such reduction in the number of outstanding Class A Common Interests contemplated by paragraph (b) above shall (i) be allocated ratably among the Class A Common Members, based upon the number of Class A Common Interests held by each of them immediately prior to the date of such reduction and (ii) result in a corresponding increase in (1) the Capital Commitment of the Class A Common Members with respect to each Class A Common Interest held by them and (2) the Class A Common Capital Amount (as hereinafter defined) of each Class A Common Interest, in each case, determined by dividing (x) the aggregate Capital Commitment or aggregate Capital Contribution that shall have been made, as the case may be, with respect to all Class A Common Interests held by any Class A Common Member immediately prior to such reduction, by (y) the number of Class A Common Interests held by such Class A Common Member immediately thereafter.

            3.10 Distributions.

            (a) Distributions Made in Same Manner as Payment Following Liquidation Events. Distributions shall be made at such time and in such amounts as determined by the Managers and shall be made among the Members on the same basis as set forth in Article IV with respect to payments following a Liquidation Event or, in the case of a redemption of Preferred Interests, with respect to payments to be made upon such redemption.

            (b) Special Tax Distributions. Notwithstanding any other provision of this Section 3.10, if the Company has net taxable income for federal income tax purposes for any taxable year of the Company, then the Company shall first distribute at least an amount of cash (a "Tax Distribution") to each Member which, when combined with all other distributions to such Member in the current and all preceding taxable years of the Company, equals the product of (A) the highest combined federal, state and local income tax rate applicable to a resident of New York City at the time of such Tax Distribution (assuming the full deductibility for federal tax purposes of any state and local income taxes) and (B) the excess, if any, of (i) the aggregate net taxable income allocated to such Member under this Agreement in the current and all preceding taxable years of the Company over (ii) the aggregate net taxable loss allocated to such Member under this Agreement in all preceding taxable years of the Company.

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            (c) Restoration of Funds. Except as otherwise provided by law, no
Member shall be required to restore to the Company any funds properly distributed to it pursuant to Sections 3.12(a) and (b).

            3.11 Withholding. The Company shall comply with withholding requirements under U.S. federal, state and local law and shall remit amounts withheld to and file required forms with applicable jurisdictions. To the extent that the Company is required to withhold and pay over any amounts to any authority with respect to distributions or allocations to any Member, the amount withheld shall be deemed to be a distribution in the amount of the withholding to the Member. To the fullest extent permitted by law, in the event of any claimed over-withholding, Members shall be limited to an action against the applicable jurisdiction. If the amount to be withheld was not withheld from actual distributions, the Company may reduce subsequent distributions by the amount of such withholding. Each Member, by its acceptance of an Interest in the Company, shall be deemed to agree to furnish the Company with any representations and forms as shall reasonably be requested by the Company to assist it in determining the extent of, and in fulfilling, its withholding obligations.

            3.12 Tax Matters Partner.

            (a) The Initial Member shall be the tax matters partner (the "Tax Matters Partner") of the Company and, as such, shall assume all the rights and duties of a Tax Matters Partner as set forth in the Code and in the Treasury Regulations promulgated thereunder. The Tax Matters Partner agrees to act as a liaison between the Company and the IRS in connection with all administrative and judicial proceedings involving tax controversies regarding the Company.

            (b) The Tax Matters Partner agrees that it shall not, without the consent of the Managers (i) settle any significant claims by the IRS against the Company, or (ii) initiate judicial proceedings contesting adverse determinations by the IRS against the Company.

            (c) The Tax Matters Partner shall not be required to take any action or incur any expenses for the prosecution of any administrative or judicial remedies in its capacity as Tax Matters Partner unless the Members agree on a method of sharing expenses incurred in connection with the prosecution of such remedies. As long as the Tax Matters Partner is not grossly negligent and acts in good faith pursuant to instructions it receives from the Members, the Tax Matters Partner shall be fully protected in acting as such and the Company shall indemnify and hold harmless the Tax Matters Partner from and against any and all expenses incurred by the Tax. Matters Partner in connection with any activities or undertakings taken by it in its capacity as the Tax Matters Partner. The Tax Matters Partner shall take such action as may be reasonably necessary to constitute the other Members as "notice partners" within the meaning of Section 6231(a)(8) of the Code.

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                                   ARTICLE IV
                         INTERESTS AND OTHER SECURITIES

            4.1 Preferred and Common Interests.

            (a) Classes of Interests. The Interests in the Company shall be divided into three classes: Preferred Interests (the "Preferred Interests"), Class A Common Interests (the "Class A Common Interests") and Class B Common Interests (the "Class B Common Interests" and, collectively with the Preferred Interests and the Class A Common Interests, the "Interests"). Interests may, at the discretion of the Managers, be represented by certificates evidencing any number of whole Preferred Interests, Class A Common Interests or Class B Common Interests, as the case may be. The total number of Interests which the Company has the authority to issue is 700,000,000 Preferred Interests, 18,798,916 Class A Common Interests, and 500,000,000 Class B Common Interests.

            (b) Option Plan; Reservation of Class B Common Interests. The Company shall reserve 9,000,000 Class B Common Interests for issuance to employees of the Company and its subsidiaries pursuant to any one or more option plans approved by the Managers for adoption from time to time by the Company.

            (c) Future Issuances of Interests. The Managers may provide for the issuance of any Interests upon the exercise, conversion or exchange of rights of any options, warrants, convertible debt securities or such other interests or instruments as the Managers may approve.

            4.2 Preferred Interests.

            (a) Dividends. The holders of the Preferred Interests shall not be entitled to receive dividends.

            (b) Liquidation. Subject to the priorities and restrictions set forth in Section 4.6, upon the occurrence of a Liquidation Event, the holders of the Preferred Interests shall be entitled to be paid an amount equal to the sum of (i) $1.00 per Preferred Interest, or, if less, the aggregate amount of the Capital Contribution that shall have been paid to the Company with respect to such Preferred Interest as of the date of such Liquidation Event (the "Preferred Capital Amount"), and (ii) an amount per Preferred Interest (the "Preferred Appreciation Amount"), calculated in the manner of, and equal to, interest on such Preferred Capital Amount from the date each payment in respect of a Capital Contribution is made through the date of the Liquidation Event (such Preferred Capital Amount being determined daily throughout the relevant period) at the rate of 20% per annum, compounded quarterly (meaning that each quarter such interest rate shall be applied to the Preferred Capital Amount plus the Preferred Appreciation Amount accrued with respect to all previous quarters); provided, however, that any Tax Distribution or other amounts distributed in respect of any Preferred Interest by the Company

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prior to such Liquidation Event shall be deducted, first from the Preferred
Capital Amount, and then from the Preferred Appreciation Amount, in each case, to which the holder of such Preferred Interest is entitled hereunder. The aggregate amount payable to the holders of Preferred Interests in respect of each such Interest as described in this Section 4.2(b) is referred to herein as the "Preferred Liquidation Amount".

            (c) Redemption.

            (i) Subject to the priorities and restrictions set forth in Section
      4.5 and to any restrictions (including without limitation any requirements as to the use of proceeds) contained in the Loan Agreements, the Preferred Interests are redeemable, at a redemption price equal to the Preferred Liquidation Amount as of and to the date fixed for redemption, as if such date were the date upon which a Liquidation Event occurred, as follows:

            (A) The Preferred Interests may be redeemed in whole or from time to time in part at any time (in amounts which shall be 100,000 Preferred Interests or an integral multiple thereof), at the option of the Company.

            (B) The Company shall redeem all of the Preferred Interests then outstanding on September 3, 2011.

            (C) The Company shall, upon the occurrence of a, redeem all of the Preferred Interests then outstanding (or, if the Company is not permitted by any Loan Agreement to redeem all such Interests, the maximum number of Preferred Interests so permitted to be redeemed).

            (ii) The date of any redemption of any Preferred Interests pursuant to this Section 4.2(c) is referred to herein as a "Preferred Interest Redemption Date."

            (iii) Any Preferred Interests redeemed pursuant to this Section 4.2(c) or otherwise acquired by the Company in any manner whatsoever shall be permanently retired and shall not under any circumstances be reissued; and the Company may from time to time take such appropriate action as may be necessary to reduce the authorized Preferred Interests accordingly.

            (iv) In case of the redemption, purchase or retirement, for any reason, of only a part of the outstanding Preferred Interests on a Preferred Interest Redemption Date, subject to the priorities and restrictions set forth in Section 4.5, all Preferred Interests to be redeemed, purchased or retired shall be selected pro rata, such that there shall be redeemed, purchased or retired from each registered holder in whole Preferred Interests, as nearly as practicable to the nearest whole Preferred Interest, the proportion of all the

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      Preferred Interests to be redeemed, purchased or retired which the number of Preferred Interests held of record by such holder bears to the total number of Preferred Interests at the time outstanding.

            (d) Voting Rights. Except as otherwise provided in this Agreement and by law, the holders of Preferred Interests shall have no vote on any matters to be voted on by the Members of the Company.

            (e) Restrictions. At any time when Preferred Interests are outstanding, except where the vote or written consent of the holders of a greater number of Interests of the Company is required by law or by this Agreement, and in addition to any other vote required by law, with-out a Majority Vote of the Preferred Members, given in person or by proxy, either in writing or at a special meeting of the Preferred Members called for that purpose:

            (i) The Company will not (x) create or authorize the creation of any additional class of limited liability company interests unless the same ranks junior to the Preferred Interests both as to dividends and as to the distribution of assets on liquidation, or (y) increase the authorized amount of the Preferred Interests, or increase the authorized amount of any additional class of limited liability company interests unless the same ranks junior to the Preferred Interests both as to dividends and as to the distribution of assets on liquidation, or (z) create or authorize any obligations or securities convertible into Preferred Interests or into limited liability company interests of the Company of any other class unless the same ranks junior to the Preferred Interests both as to dividends and as to the distribution of assets on liquidation, in each case whether any such creation or authorization or increase shall be by means of amendment of this Agreement, merger, consolidation or otherwise.

            (ii) The Company will not amend, alter or repeal this Agreement in any manner that affects the respective preferences, voting power, qualifications, special or relative rights or privileges of the Preferred Interests, the Class A Common Interests or the Class B Common Interests or which in any manner adversely affects the Preferred Interests or the holders thereof.

            4.3 Class A Common Interests.

            (a) Dividends. To the extent permitted under the Delaware Act and subject to the priorities and restrictions set forth in Section 4.5, dividends may be paid on the Class A Common Interests as and when declared by the Managers; provided, however, that no dividend shall be declared or paid on the Class A Common Interests unless there shall be concurrently declared or paid a dividend on the Class B Common Interests, equal in amount per Class B Common Interest to the amount of the dividend declared or paid on each Class A Common Interest.

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            (b) Liquidation. subject to the priorities and restrictions set forth in Section 4.5, upon the occurrence of a Liquidation Event, the holders of the Class A Common Interests shall be entitled (i) to receive $.0438 per Class A Common Interest, or, if less, the aggregate amount of the Capital Contribution that shall have been paid to the Company with respect to such Class A Common Interest (the "Class A Common Capital Amount"); provided, however, that any Tax Distribution or other amounts (other than dividends) distributed in respect of such Class A Common Interest by the Company prior to such Liquidation Event shall be deducted first from the Class A Common Capital Amount to which the holder of thereof is entitled hereunder and (ii) to share ratably with the holders of the Class B Common Interests, based upon the number of Common Interests held by them, in all remaining net assets of the Company available for distribution, as provided in said Section 4.5.

            (c) Voting Rights. Each Class A Common Interest shall entitle the holder thereof to one vote upon all matters upon which Class A Common Members have the right to vote.

            4.4 Class B Common Interests.

            (a) Dividends. To the extent permitted under the Delaware Act and subject to the priorities and restrictions set forth in Section 4.5, dividends may be paid on the Class B Common Interests as and when declared by the Managers; provided, however, that no dividend shall be declared or paid on the Class B Common Interests unless there shall be concurrently declared or paid a dividend on the Class A Common Interests, equal in amount per Class A Common Interest to the amount of the dividend declared or paid on each Class B Common Interest.

            (b) Liquidation. Subject to the priorities and restrictions set forth in Section 4.5, upon the occurrence of a Liquidation Event, the holders of the Class B Common Interests shall be entitled (i) to receive $1.00 per Class B Common Interest, or, if less, the aggregate amount of the Capital Contribution that shall have been paid to the Company with respect to such Class B Common Interest (the "Class B Common Capital Amount"); provided, however, that any Tax Distribution or other amounts (other than dividends) distributed in respect of such Class B Common Interest by the Company prior to such Liquidation Event shall be deducted first from the Class B Common Capital Amount to which the holder of thereof is entitled hereunder and (ii) to share ratably with the holders of the Class A Common Interests, based upon the number of Common Interests held by them, in all remaining net assets of the Company available for distribution, as provided in said Section 4.5.

            (c) Voting Rights. Each Class B Common Interest shall entitle the holder thereof to one vote upon all matters upon which Class B Common Members have the right to vote.

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            4.5 Priority of Payments Upon Liquidation; Certain Restrictions. (a)
Upon the occurrence of a Liquidation Event, the entire net assets of the Company available to be distributed among the holders of Interests shall be distributed as follows:

            (i) first, ratably among the holders of Preferred Interests, based on, and up to the maximum amount of, the Preferred Liquidation Amounts to which they are respectively entitled as provided in Section 4.2(b)(i);

            (ii) then, to the extent that there are net assets of the Company remaining after payment in full of the Preferred Liquidation Amounts, as aforesaid, ratably among the holders of the Common Interests, based on, and up to the maximum amount of, the Class A Common Capital Amounts and Class B Common Capital Amounts to which they are respectively entitled as provided in Section 4.3(b)(i) and Section 4.4(b)(i); and

            (iii) finally, to the extent of the entire remaining net assets of the Company, after payment in full of the Preferred Liquidation Amounts, the Class A Common Capital Amounts and the Class B Common Capital Amounts as aforesaid, ratably among the holders of the Common Interests, based on their respective number of Common Interests as provided in Section 4.3(b)(ii) and Section 4.4(b)(ii).

            (b) Restrictions on Certain Distributions and Dividends. As long as any Preferred Interests shall remain outstanding, without a Majority Vote of the Preferred Members, no dividend shall be declared or paid upon, nor shall any distribution be made upon, any Common Interests, other than a dividend or distribution payable solely in Common Interests, nor shall any Common Interests be purchased or redeemed by the Company (other than repurchases of Common Interests from employees of the Company following termination of their employment), nor shall any moneys be paid to or made available for a sinking fund for the purchase or redemption of any Common Interest, provided, however, that no such consent of the holders of the Preferred Interests shall be required in order for the Company to make a Tax Distribution.

            4.6 Certain Notices.

            (a) Notice of Liquidation. Written notice of any Liquidation Event, stating a payment date, the amount payable upon such Liquidation Event as provided in this Article IV to which each holder of Interests is entitled with respect to each class of Interest, and the place where said sums shall be payable, shall be given by mail, postage prepaid, not less than 30 or more than 60 days prior to the payment date stated therein, to all holders of record of Interests, such notice to be addressed to each such holder at such holder's post office address as shown by the records of the Company.

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            (b) Notice of Redemption. Not less than 30 or more than 60 days before any Preferred Interest Redemption Date, written notice shall be given by mail, postage prepaid, to the holders of record of the Preferred Interests to be redeemed, addressed to each such holder at such holder's post office address as shown by the records of the Company, specifying the number of Preferred Interests to be redeemed, the redemption price to be paid for such Preferred Interests, the place and the date (which date shall not be a day on which banks in The City of New York are required or authorized to close) on which the Preferred Interests will be redeemed. If such notice of redemption shall have been duly given and if on or before such Preferred Interest Redemption Date the funds necessary for redemption shall have been set aside so as to be and continue to be available therefor, then, notwithstanding that any certificate for Preferred Interests to be redeemed shall not have been surrendered for cancellation, after the close of business on such Preferred Interest Redemption Date, such Preferred Interests shall no longer be deemed outstanding, and all rights with respect to such Preferred Interests shall forthwith after the close of business on the Preferred Interest Redemption Date, cease, except only the right of the holders thereof to receive the redemption price for such Preferred Interests, without interest.

            4.7 Issuance of Interests Upon the Admission of Additional Members. Subject to the rights of the existing Members as set forth in this Agreement, additional Interests may be issued to additional Members only upon the admission of such additional Member pursuant to Article VII of this Agreement

            4.8 Fractional Interests. The Company may, but shall not be required to, issue fractions of an Interest. If the Company does not issue fractions of an Interest, it shall (a) arrange for the disposition of fractional Interests by those entitled thereto, (b) pay in cash the fair value of fractions of an Interest as of the time when those entitled to receive such fractions are determined or (c) issue scrip or warrants in registered form (either represented by a certificate or uncertificated) which shall entitle the holder to receive a full Interest upon the surrender of such scrip or warrants aggregating a full Interest. A certificate for a fractional Interest or an uncertificated fractional Interest shall, but scrip or warrants shall not unless otherwise provided therein, entitle the holder to exercise voting rights, to receive dividends thereon and to participate in any of the assets of the Company in the event of liquidation. The Managers may cause scrip or warrants to be issued subject to the conditions that they shall become void if not exchanged for certificates representing the full Interests or uncertificated full Interests before a specified date, or subject to the conditions that the Interests for which scrip or warrants are exchangeable may be sold by the Company and the proceeds thereof distributed to the holders of scrip or warrants, or subject to any other conditions which the Managers may impose.

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                                    ARTICLE V
                           DISSOLUTION AND WINDING-UP

            5.1 Dissolution. The Company shall be dissolved and its affairs wound up upon the occurrence of the earliest of following events:

            (a) the dissolution or liquidation of the Company;

            (b) the Managers shall consent to the dissolution and termination of the Company; or

            (c) as otherwise required by the Delaware Act.

            5.2 Resignation of Members. A Member may resign from the Company only by transferring such Member's interests pursuant to Article VI hereof No Member shall be able to resign or be deemed to resign if such Member ceases to be a Member (a "Former Member") due to bankruptcy or for any other reason except upon the Majority Vote of the Common Members, if the Company continues to exist. Such Former Member, if not permitted or deemed to resign, shall not be entitled to any of the rights granted to a Member hereunder or under applicable law but shall be, to the extent not otherwise provided by this Agreement or applicable law, entitled to receive distributions and allocations of items of income, gain, loss, deduction, expense and credit as if such Former Member continued to be a Member hereunder.

            5.3 Winding-Up.

            (a) Upon dissolution of the Company, the Company's affairs shall be wound up by such person, who shall act as liquidating trustee, as may be designated by the Managers.

            (b) Upon the winding-up of the Company, any amounts permitted to be distributed to Members shall be distributed in accordance with Section 4.5.

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                                   ARTICLE VI
                        RESTRICTIONS ON TRANSFER; CERTAIN
                           SALE AND PREEMPTIVE RIGHTS

            6.1 General; Tag-Along Rights.

            (a) Restrictions on Transfer.

                  (i) No Additional Member shall be permitted to sell, exchange or in any other manner (other than in a manner permitted by Section 6.3) dispose of any Interests in the Company held directly or indirectly by such Member prior to September 3, 2001 other than in an Approved Transaction or upon the occurrence of a Redemption Event or as otherwise required in order to comply with the provisions of this Article VI.

                  (ii) Subject as aforesaid, if any Member (a "Selling Investor") proposes at any time to sell, exchange or in any other manner (other than in a manner permitted by Section 6.3 hereof) dispose of any Common Interests in the Company held by such Member, then such Member shall give written notice (a "Notice of Intention to Sell") to the other Members (collectively, the "Other Investors") setting forth in reasonable detail the terms and conditions of such proposed transaction.

            (b) Right of Other Investors Each of the Other Investors shall have the right, exercisable upon written notice to the Selling Investor within fifteen (15) days after receipt of any Notice of Intention to Sell, to participate in the proposed disposition of Common Interests by the Selling Investor to the proposed purchaser on the terms and conditions set forth in such Notice of Intention to Sell. Each of the Other Investors may participate with respect to all or any part of that number of Common Interests which is equal to the product obtained by multiplying (i) the aggregate number of Common Interests covered by the proposed disposition (treating, for purposes of such calculation, any Common Interests issuable upon conversion of any convertible securities of the Company or upon exercise of any options or rights covered by the proposed disposition as representing the Common Interests issuable upon such conversion or exercise) by (ii) a fraction, the numerator of which is the number of Common Interests owned by such Other Investor (treating, for purposes of such calculation, any Common Interests of such Class issuable upon conversion of any convertible securities of the Company or upon exercise of any options or rights then held by such Other Investor as being issued and outstanding and held by such Other Investor as of such date) and the denominator of which is the sum of the total number of Common Interests at the time owned by the Selling Investor and the Other Investors combined (treating, for purposes of such calculation, any Common Interests issuable upon conversion of any convertible securities of the Company or upon exercise of any options or rights then held by the Selling Investor and the Other Investors as being issued and outstanding and held by the Selling Investor and the Other Investors, as the case may be, as of such date).

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            (c) Delivery of Interests. Each of the Other Investors participating in the proposed disposition shall deliver to the Company, as agent for such Other Investor, for transfer to the proposed acquiror, one or more certificates (if such Interests are certificated), properly endorsed for transfer or accompanied by transfer powers duly endorsed for transfer, with all transfer taxes paid and stamps affixed, which represent the Common Interests that such Other Investor elects to dispose of pursuant to this Section 6.1. The consummation of such proposed disposition shall be subject to the sole discretion of the Selling Investor, which shall have no liability whatsoever to any Other Investor participating therein other than (i) to obtain for such Other Investor the same terms and conditions as those obtained by the Selling Investor as set forth in the Notice of Intention to Sell or any amendment thereof communicated to the Other Investors in the manner provided for in Section 6.1(a)(ii) above; it being understood, however, that any consideration payable or otherwise deliverable to the Common Members participating in such disposition shall be shared among the Common Members in a manner consistent with the respective Interests of the Class A Common Members and the Class B Common
Members in effect immediately prior to the consummation of such disposition, including, without limitation, giving effect to the priorities set forth in
Section 4.5.

            (d) Delivery of Proceeds. The Common Interests delivered by each of the Other Investors to the Company pursuant to Section 6.1(c), or with respect to which instructions shall have been so given, shall be transferred by the Company to the purchaser, in consummation of the disposition to such purchaser, pursuant to the terms and conditions specified in Section 6.1(a) above, and the Company shall promptly thereafter remit to such Other Investor that portion of the proceeds of disposition to which such Other Investor is entitled by reason of such participation.

            6.2 Right of First Refusal.

            (a) Notice of Transfer. Subject as set forth in Section 6.1(a)(i), if any Additional Member (a "Selling Investor") proposes at any time to sell, exchange or in any other manner (other than in a manner permitted by Section 6.3 hereof) dispose of any Common Interests or other equity interests in the Company held by such Member, then such Member shall give written notice (a "Notice of Intention to Sell") to the Initial Member and, if the circumstances described in paragraph (b) below are applicable, to each other Additional Member, setting forth in reasonable detail the terms and conditions of such proposed transaction.

            (b) Right of Additional Members. If the circumstances giving rise to the delivery of a Notice of Intention to Sell are due to unanticipated personal hardship affecting the Selling Investor (or, in the case of a Selling Investor that is not an individual, any of such Selling Investor's equityholders), and no Notice of Intention to Sell has previously been delivered by any Additional Member for such a reason, the Additional Members shall have the right, exercisable upon written notice to the Selling Investor within thirty (30) days after receipt of any Notice of Intention to Sell, to purchase a fraction, the numerator of which shall be the number of Common

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                                                                       SOUTHWEST

Interests held by such Additional Member and the denominator of which shall be the number of Common Interests held by all Additional Members (other than the Selling Investor) of the Common Interests covered by the proposed disposition from the Selling Investor on the terms and conditions set forth in such Notice of Intention to Sell.

            (c) Right of Initial Member. The Initial Member shall have the right, exercisable upon written notice to the Selling Investor within fifteen
(15) days after receipt of any Notice of Intention to Sell, to purchase all, but not less than all, of (i) the Common Interests covered by the proposed disposition from the Selling Investor or, (ii) in the circumstances described in paragraph (b) above, the Common Interests that the other Additional Members have not elected to purchase, on the terms and conditions set forth in such Notice of Intention to Sell.

            (d) Delivery of Interests. The Selling Investor shall deliver to the Company, as agent for such Selling Investor, for transfer to the Additional Members or the Initial Member, as the case may be, one or more certificates (if such Interests are certificated), properly endorsed for transfer or accompanied by transfer powers duly endorsed for transfer, with all transfer taxes paid and stamps affixed, which represent the Common Interests that the Initial Member elects to purchase pursuant to this Section 6.2.

            (e) Delivery of Proceeds. The Common Interests delivered by the Selling Investor to the Company pursuant to Section 6.2(d) shall be transferred by the Company to the Additional Members or the Initial Member, as the case may be, in consummation of the disposition to such Members or Member, pursuant to the terms and conditions specified in Section 6.2(a) above, and the Company shall promptly thereafter remit to the Selling Investor the proceeds of disposition to which such Selling Investor is entitled by reason of such disposition.

            (f) Sale of Unpurchased Interests. During the 90 days following the expiration of such 15 day offering period, the Selling Investor shall be entitled to sell any Interests or other equity securities which the other Members shall not have agreed to purchase as described in Section 6.2(b) and (c) above on terms and conditions no more favorable to the purchasers thereof than those offered to the Initial Member. Any Interests or other equity securities offered or sold by any Additional Member after such 90 day period must be reoffered to the Initial Member pursuant to the terms of this Section 6.2.

            6.3 Permitted Transfers. Anything herein to the contrary notwithstanding, Section 6.1 and Section 6.2 shall not apply to (i) any transfer by any Member to one or more Affiliates of such Member or any investment limited partnership or limited liability company under common management with any Member, (ii) any distributions or transfers by any Member to any of its members or partners (including any of its limited partners) or (iii) any transfer by a Member to such Member's spouse or lineal descendants, or to a trust for the benefit of any of the foregoing; provided, in each case, that any such transferee (each, a "Permitted Transferee") shall agree

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in writing with the parties hereto to be bound by, and to comply with, all applicable provisions of this Agreement.

            6.4 Preemptive Rights.

            (a) Offer to Sell. If the Managers approve the issuance or sale of any Interests or equity securities of the Company in an Eligible Offering, then the Company shall first offer to sell to each Member a portion of such Interests or equity securities equal to all or any portion of such Member's Applicable Percentage thereof.

            (b) Right to Purchase. In order to accept an offer under Section 6.4(a), a Member must, within 15 days after receipt of written notice from the Company describing in reasonable detail the Interests or other equity securities being offered, the purchase price thereof, the payment terms and such Member's Applicable Percentage, deliver a written notice to the Company accepting such offer.

            (c) Sale of Unsubscribed Interests. During the 90 days following the expiration of such 15 day offering period, the Company shall be entitled to sell any Interests or other equity securities which have not been subscribed for by Members as described in Section 6.4(b) above on terms and conditions no more favorable to the purchasers thereof than those offered to such Members. Any Interests or other equity securities offered or sold by the Company in an Eligible Offering after such 90 day period must be reoffered to the Members pursuant to the terms of this Section 6.4.

            6.5 Sale of the Business; Drag-Along Rights; Etc.

            (a) If any transaction or series of related transactions negotiated with an unaffiliated bona fide third party on an arm's-length basis that would result in (i) a sale of all or substantially all of the assets of the Company is approved by the Managers or (ii) the sale by any Member or group of Members of equity interests of the Company representing more than 50% of all outstanding equity interests of the Company is approved by such Members or, if such approval is required hereunder, by the Managers (each, an "Approved Transaction"), then each Member covenants and agrees (i) to vote all of such Member's Interests and other voting securities of the Company held by such Member in favor of such Approved Transaction if such a vote shall be required and (ii) to sell all of its Interests and other equity securities of the Company to the purchaser in such Approved Transaction if such sale shall be required by the Managers or otherwise by the sellers as part of such Approved Transaction; provided, however, that any consideration payable or otherwise deliverable to the Members in such Approved Transaction shall be shared among the Members in a manner consistent with the respective Interests of the Members as in effect immediately prior to the consummation of such Approved Transaction.

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            (b) In connection with any senior debt financing by the Company or any of its Affiliates, each Member covenants and agrees to pledge all of its Interests and other equity securities of the Company to the lenders participating in such senior debt financing if such pledge shall be required by the Managers or otherwise as part of such debt financing;

            (c) In furtherance of the covenants of the Members in Section 6.5(a) and Section 6.5(b), each Member hereby agrees to cooperate fully with the Managers and the Company in any such Approved Transaction or debt financing and to execute and deliver all documents (including purchase agreements) and instruments as the Managers or the Company reasonably request to effect such Approved Transaction or debt financing, including, without limitation, the making of all commercially reasonable representations, warranties and indemnifications (including participating in any escrow arrangements) and similar arrangements relating to such Approved Transaction or debt financing, except that no Additional Member shall be required to guarantee the obligations of the Company or any of its Affiliates in connection with any senior debt financing.

            6.6 Additional Members' Put Option.

            (a) On and at any time after September 3, 2001 but before March 1, 2002, each Additional Member (or such Additional Member's legal representative) (each, a "Selling Investor") shall have the right and option, but not the obligation, to require the Initial Member to purchase from such Selling Investor any or all of the Class A Common Interests acquired by such Selling Investor pursuant to the Subscription Agreement (collectively, the "Put Securities"). In the event that the such right and option is exercised, the Initial Member shall pay to such Selling Investor (or such legal representative) as the purchase price for such Put Securities (the "Purchase Price"), an amount per Class A Common Interest equal to the lower of (i) $1.00 per Class A Common Interest being sold and (ii) the Fair Market Value of the Put Securities, in either case, as of the date such Additional Member shall have given a Put Notice to the Initial Member with respect to such Put Securities.

            (b) Each Selling Investor may exercise the right and option described in paragraph (a) above by giving the Initial Member thirty (30) days' written notice (each, a "Put Notice") of election to sell, which notice of election shall specify the number and description of the Put Securities and the date of closing the sale of the Put Securities, which date shall be a business day not later than 60 days after the date the Put Notice is given. The Company, the Initial Member and each Selling Investor shall cooperate in determining the Purchase Price in accordance with this Section 6.5 and the definition of Fair Market Value within forty-five (45) days after any Put Notice is given.

            (c) The closing for the purchase by the Initial Member or the Company of the Put Securities pursuant to the provisions of this Section 6.5 will take place at the offices of the Company on the date specified in the Put Notice. At such closing, each Selling Investor will

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                                                                       SOUTHWEST

deliver to the Initial Member the Put Securities, duly endorsed for transfer, against payment in cash of the Purchase Price thereof

            (d) In the event that any Additional Member has not exercised such Additional Member's right and option under paragraph (a) above on or before March 1, 2002, the Initial Member shall thereafter cease to be subject to the obligation to purchase any Interests or other securities of the Company from such Additional Member pursuant to this Section 6.6.

                                   ARTICLE VII
                            ADMISSION OF NEW MEMBERS

            7.1 Admission of New Members.

            (a) Admission of Members. The Managers may at any time cause the Company to admit additional Members ("New Members"); provided, however, that, subject as set forth in Section 7.2, each Permitted Transferee of a Member shall automatically be admitted as a Member hereunder with respect to the Interests transferred.

            (b) Time of Admission. A New Member shall be deemed admitted as a member upon the later of: (i) the later of (1) the written request by such Person that the Members' Interest Register reflect such admission and (2) the execution by such Person of this Agreement or a counterpart hereof whereby such person agrees to be bound by the provisions of this Agreement, and (ii) the time such Person is listed as a Member in the Members' Interest Register of the Company.

            (c) Required Contribution. The Managers shall determine the contribution the New Member needs to make and the number and class of interests to be issued to such Member. The Managers may provide that the required contribution may be paid prior to, at the time of, or subsequent to, the issuance of any interest to such Member and that any subsequent contribution may be made from distributions paid or payable in respect of such interest. If any portion of a required contribution is payable after the issuance of the interest, the Managers may determine that any rights otherwise incident to such interest (including, without limitation, voting, distribution, inspection and transfer rights) will not come into effect until such required contribution has been made. At any time that the voting rights in respect of such interest have been suspended, in determining whether a required percentage of Interests have approved any action, such Interests shall be excluded from both the numerator and the denominator of such percentage computation.

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            7.2 Transferees and Assignees.

            (a) Except as expressly provided herein, any transferee or assignee of any Interest in the Company shall be subject to all of the restrictions on transfer of an interest in the Company imposed upon a Member, even if such transferee or assignee is not admitted to the Company as a Member. Any transferee or assignee of an interest in the Company who is not admitted to the Company as a Member shall nevertheless be entitled to the share of Company profits, losses and distributions attributable to the interest acquired by such transferee or assignee.

            (b) As a condition to any person's admission to the Company as a new or substitute Member, such person shall be required to execute an amendment to this Agreement, in such form as may be required by the Managers, under which such person agrees to be bound by all of the terms, provisions and obligations of this Agreement.

                                  ARTICLE VIII
                               CERTAIN AGREEMENTS

            8.1 Mergers, Etc. The Company may merge or consolidate with one or more limited liability companies, corporations, business trusts or associations, real estate investment trusts, common law trusts or unincorporated businesses, including a general partnership or limited partnership, formed under the laws of the State of Delaware or any other jurisdiction, pursuant to a written agreement of merger or consolidation ("Merger Agreement") in accordance with this Section 8.1.

            (a) Procedure for Merger or Consolidation. Merger or consolidation of the Company pursuant to this Section 8.1 requires the prior approval of the Managers. If the Managers shall determine, in the exercise of their sole discretion, to consent to the merger or consolidation, the Managers shall approve the Merger Agreement, which shall set forth:

            (i) the names and jurisdictions of formation or organization of each of the business entities proposing to merge or consolidate;

            (ii) the name and jurisdiction of formation or organization of the business entity that is to survive the proposed merger or consolidation (the "Surviving Business Entity");

            (iii) the terms and conditions of the proposed merger or consolidation;

            (iv) the manner and basis of exchanging or converting the equity securities of each constituent business entity for, or into, cash, property or limited partnership or

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      limited liability company interests, rights, securities or obligations of the Surviving Business Entity; provided that holders of Interests shall not receive general partnership interests in any such merger of consolidation; and (i) if any general or limited partnership or limited liability company interests, rights, securities or obligations of any constituent business entity are not to be exchanged or converted solely for, or into, cash, property or limited partnership or limited liability company interests, rights, securities or obligations of the Surviving Business Entity, the cash, property or limited partnership or limited liability company interests, rights, securities or obligations of any limited partnership, limited liability company, corporation, trust or other entity (other than the Surviving Business Entity) which the holders of such interests, rights, securities or obligations of the constituent business entity are to receive in exchange for, or upon conversion of, their interests, rights, securities or obligations and (ii) in the case of securities represented by certificates, upon the surrender of such certificates, which cash, property or general or limited partnership or limited liability company interests, rights, securities or obligations of the Surviving Business Entity or any general or limited partnership, limited liability company, corporation, trust or other entity (other than the Surviving Business Entity), or evidences thereof, are to be delivered; and

            (v) such other provisions with respect to the proposed merger or consolidation as are deemed necessary or appropriate by the Managers.

            (b) Approval by Common Members of Merger or Consolidation.

            (i) General. The Managers, upon their approval of the Merger Agreement as aforesaid, shall direct that the Merger Agreement be submitted to a vote of the Common Members whether at a meeting or by written consent, in either case in accordance with the requirements of
      Section 2.3. A copy or a summary of the Merger Agreement shall be included in or enclosed with the notice of a meeting or the written consent.

            (ii) Required Vote. The Merger Agreement shall be approved upon receiving the Majority Vote of the Common Members voting together as a single Class unless the Merger Agreement contains any provision which, if contained in an amendment to this Agreement, the provisions of this Agreement or the Delaware Act would require the vote or consent of a greater percentage of the Interests or of any Class thereof, in which case such greater percentage vote or consent shall be required for approval of the Merger Agreement.

            (iii) Abandonment of Merger or Consolidation. After such approval by Majority Vote of the Common Members, and at any time prior to the filing of the certificate of merger or consolidation pursuant to Section 8.1(c), the merger or consolidation may be abandoned pursuant to provisions therefor, if any, set forth in the

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      Merger Agreement. The Merger Agreement shall also require the approval of any other Class of Members if such approval is specifically required by this Agreement.

            (c) Certificate of Merger or Consolidation. Upon the required approval by the Managers and the Common Members of a Merger Agreement, a certificate of merger or consolidation shall be executed and filed with the Secretary of State of the State of Delaware in conformity with the requirements of the Delaware Act.

            (d) Effect of Merger or Consolidation.

            (i) Effect of Merger. At the effective time of the certificate of merger or consolidation:

            (A) all of the rights, privileges and powers of each of the business entities that has merged or consolidated, and all property, real, personal and mixed, and all debts due to any of those business entities and all other things and causes of action belonging to each of those business entities shall be vested in the Surviving Business Entity and after the merger or consolidation shall be the property of the Surviving Business Entity to the extent they were property of each constituent business entity;

            (B) the title to any real property vested by deed or otherwise in any of those constituent business entities shall not revert and is not in any way impaired because of the merger or consolidation;

            (C) all rights of creditors and all liens on or security interest in property of any of those constituent business entities shall be preserved unimpaired; and

            (D) all debts, liabilities and duties of those constituent business entities shall attach to the Surviving Business Entity, and may be enforced against it to the same extent as if the debts, liabilities and duties had been incurred or contracted by it.

            (ii) No Transfer of Assets or Liabilities. A merger or consolidation effected pursuant to this Section 8.1 shall not be deemed to result in a transfer or assignment of assets or liabilities from one entity to another having occurred.

            8.2 Public Offering. In the event that the Managers approve an initial public offering and sale of equity securities of the Company pursuant to an effective registration statement under the Securities Act (a "Public Offering") or the Company is required to undertake a Public Offering pursuant to the Registration Rights Agreement, the Members shall take all necessary or desirable actions required or deemed advisable by the Managers in connection with the consummation of such Public Offering. In the event that (i) such Public Offering is an underwritten offering and the managing underwriters advise the Company in writing that in their

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opinion the existing capital structure of the Company adversely affects the marketability of the offering or (ii) the Common Members, voting together as a single Class, so elect by Majority Vote, each Member shall consent to and vote for a recapitalization, reorganization and/or exchange of such Member's Interests into securities that the managing underwriter and/or such Common Members by Majority Vote find acceptable and shall take all necessary or desirable actions in connection with the consummation of such recapitalization, reorganization and/or exchange; provided, however, that the resulting securities, to the extent possible, reflect and are consistent with the Members' respective Interests as in effect immediately prior to such Public Offering (except that such recapitalization, reorganization and/or exchange shall include, without limitation, a reclassification of the Class B Interests on a one-for-one basis to create voting parity between the Class A Common Interests and the Class B Common Interests); and provided further, however, that the Members are in substantially the same economic position with respect to such resulting securities as they were prior to such recapitalization, reorganization and/or exchange.

            8.3 Provisions Relating to Subsidiaries. With respect to each direct and indirect subsidiary acquired or formed by the Company, the Company shall comply with the provisions of this Section 8.3.

            (a) Equity Securities. All investments by the Company in the equity securities of such subsidiary in connection with financing such subsidiary's purchase (whether direct or indirect) of any of the Original Telephone Businesses, shall be funded in the ratio of 85% preferred equity and 15% common equity, in the manner of the Preferred Interests and the Class B Common Interests issued to the Members by the Company pursuant to the Subscription Agreement; provided, however that the terms of the preferred and common equity issued in such proportions shall be determined by the Managers and in any event need not be identical to the Preferred Interests and the Common Interests issued by the Company.

            (b) Preemptive Rights. The certificate of incorporation, limited liability company agreement, partnership agreement or other charter or other document governing the rights and privileges and restrictions applicable to the securities issued to the Company and the other holders of securities by such subsidiary shall provide that any issuance of equity securities by such subsidiary shall be governed by provisions for the benefit of the Company that will apply with like effect to those contained in Section 6.4 of this Agreement and the definitions used therein.

            (c) Plan Asset Regulations. Each such subsidiary shall qualify as a majority owned subsidiary for purposes of the Plan Asset Regulations.

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                                   ARTICLE IX
                               CERTAIN DEFINITIONS

            For the purposes of this Agreement, the following terms shall have the meanings specified in this Article. Additional terms are defined in the text of this Agreement.

            "Acquisition Closing Date" has the meaning set forth in Section 3.3(b).

            "Act" means the Delaware Limited Liability Company Act, 6 Del. C.
Section 18-101 et seq., as amended from time to time.

            "Additional Members" has the meaning set forth in the recitals to this Agreement.

            "Affiliate", as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, such Person. For purposes of this definition, "control" (including, with correlative meaning, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

            "Applicable Percentage" means, with respect to each Common Member as of any date, the result (expressed as a percentage) obtained by dividing (x) the aggregate number of Common Interests held by such Common Member on such date (treating the Common Interests issuable upon conversion of any convertible securities of the Company or upon exercise of any options or rights then held by such Member as being issued and outstanding and held by such Member as of such date) by (y) the total number of Common Interests issued and outstanding as of such date (treating the Common Interests issuable upon conversion of all outstanding securities or upon exercise of all outstanding options or rights as aforesaid as being issued and outstanding as of such date).

            "Approved Transaction" has the meaning set forth in Section 6.5(a).

            "Board" has the meaning set forth in Section 2.1.

            "Book Value" has the meaning set forth in Section 3.4.

            "Capital Account" has the meaning set forth in Section 3.6.

            "Capital Commitment" means with respect to any Member, the amount set forth opposite such Member's name on Schedule III hereto in the column labeled "Capital Commitment".

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            "Capital Contribution" means a contribution in cash by a Member to the capital of the Company pursuant to this Agreement.

            "Certificate of Formation" has the meaning set forth in Section 1.1(a).

            "Class" means, with respect to any Interests or other equity interests in the Company, the Class A Common Interests, the Class B Common Interests, the Preferred Interests, the Common Interests, and each other class of equity interests in the Company that may be issued from time to time in accordance with this Agreement, and with respect to any Members, the Class A Common Members, the Class B Common Members, the Common Members and the Preferred Members.

            "Class A Common Capital Amount" has the meaning set forth in Section 4.4(b).

            "Class A Common Interest" means an interest in the Company that represents a "Class A Common" limited liability company interest having the designations, powers, preferences and rights, and the qualifications, limitations and restrictions thereof, specified in Article IV.

            "Class A Common Member" has the meaning set forth in Section 2.3(b)(ii).

            "Class B Common Capital Amount" has the meaning set forth in Section 4.3(b).

            "Class B Common Priority Amount" has the meaning set forth in
Section 4.3(b).

            "Class B Common Interest" means an interest in the Company that represents a "Class B Common" limited liability company interest having the designations, powers, preferences and rights, and the qualifications, limitations and restrictions thereof, specified in Article IV.

            "Class B Common Member" has the meaning set forth in Section 2.3(b)(ii).

            "Code" means the Internal Revenue Code of 1986, as amended. Any reference to a Section of the Code shall include a reference to any amendatory or successor provision thereto.

            "Common Interests" means, collectively, the lass A Common Interests and the Class B Common Interests.

            "Common Members" means the Class A Common Members and the Class B Common Members.

            "Deadlock" shall mean (x) with respect to any vote of the Managers taken on any matter under consideration at a duly convened meeting of the Managers at which a quorum is present and acting throughout, that the number of Managers voting in favor of such matter shall

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be equal to the number of Managers voting against such matter and (y) with respect to any meeting of the Managers that shall have been duly called in the manner provided in Section 2.7(a), that such meeting shall have been adjourned on two or more occasions due to a failure to constitute a quorum of the Managers at such meeting.

            "Director" shall mean at any time and from time to time, each person that shall be a member of the Board at such time in accordance with this Agreement.

            "Eligible Offering" means an offer by the Company to sell for cash to one or more investors Interests or other equity securities of the Company or any security or instrument convertible into or exchangeable for, or carrying rights or options to purchase, Interests or other equity securities of the Company, other than:

            (i) an offering of securities by the Company to its employees, consultants, officers and/or directors in connection with or pursuant to any employee benefit or compensation plan or arrangement approved by the Managers, whether currently in existence or created hereafter;

            (ii) the offering and sale of Interests pursuant to the Subscription Agreement, or in connection with any debt financing;

            (iii) the issuance of Interests or other equity securities of the Company pursuant to the exercise or conversion of any options, warrants or convertible securities issued in compliance with the preemptive rights set forth in Section 6.4 (except to the extent that such options, warrants or convertible securities were themselves originally issued in an offering not excluded from the definition of Eligible Offering under clauses (i),
      (ii), (iv) or (v) of this definition.

            (iv) in connection with any merger of, or acquisition by, the Company, any corporate partnering, strategic alliance, technology transfer, equipment financing or similar transaction by the Company or other transaction by the Company approved by the Managers for a consideration other than cash; or

            (v) in an offering registered under the Securities Act.

            "Fair Market Value" of the Class A Common Interests, or of any other common equity interests or their equivalents in the Company outstanding at any time (the "Common Equity") shall be determined, as of any date, as follows: (i) if shares of Common Equity are listed or admitted to trading on one or more national securities exchanges, the average of the last reported sales prices per share of Common Equity as reported or, in case no such reported sales takes place on any such day, the average of the last reported bid and asked prices per share of Common Equity, in either case, on the principal national securities exchange on which the

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Common Equity is listed or admitted to trading, for the twenty (20) consecutive trading days immediately preceding such date; (ii) if the Common Equity is not listed or admitted to trading on a national securities exchange but is traded on the Nasdaq National Market ("NNM"), the average of the last reported sales prices per shares of Common Equity or, in case no such reported sales takes place on any such day, the average of the last reported bid and asked prices per share of Common Equity, in either case, as reported on the NNM for the twenty
(20) consecutive trading days immediately preceding such date; or (iii) if the Common Equity is not traded on the NNM but is quoted by NASDAQ or some other nationally recognized quotation service, the average of the mean between the highest bid and lowest asked prices as of the close of business during the twenty(20) consecutive trading days immediately preceding such date as quoted by NASDAQ. If none of (i), (ii) or (iii) of the preceding sentence applies, Fair Market Value of the Common Equity shall mean, as of any date, the fair value per interest determined jointly by the Board of Directors of the Initial Member (excluding any member of such Board of Directors that is a Selling Investor of Put Securities) and the Selling Investor or Selling Investors of Put Securities evidencing a majority of Common Equity interests represented thereby; provided, however, that if such parties are unable to reach agreement within forty-five
(45) days after a Put Notice is given, the Fair Market Value shall be determined in good faith by an independent investment banking firm selected jointly by the Board of Directors of the Initial Member (excluding any member of such board of directors that is a Selling Investor of Put Securities) and the Selling Investor or Selling Investors of Put Securities evidencing a majority of the Common Equity interests represented thereby or, if that selection cannot be made within fifteen (15) days, by an independent investment banking firm selected by the American Arbitration Association in accordance with its rules, which firm shall
(x) determine, as of such date, using such methods and models as it deems relevant, the Fair Market Value of the entire Common Equity of the Company, which shall be the highest price that would be paid for the all the common equity interests in the Company on a going-concern basis in a single arm's-length transaction between a willing buyer and a willing seller and (y) derive from such highest price the Fair Market Value of the Common Equity to be sold, without applying any discount for a minority position or any premium for a control position represented by such securities. The cost of such appraisal shall be shared equally between the purchaser of the Put Securities, on the one hand, and the Selling Investors thereof, on the other hand. Notwithstanding the foregoing, if on any date that a Put Notice has been given (1) the shares of Common Equity are not listed or admitted to trading in any manner described in clauses (i), (ii) or (iii) of the first sentence of this definition and (2) the Fair Market Value of the Common Equity shall have been previously determined as of any date within the 180 days immediately preceding such date by an independent investment banking firm using the appraisal method described as aforesaid, whether pursuant to the provisions of Section 6.6 or otherwise, the Fair Market Value of the Common Equity as of such date shall, at the election of the purchaser of the Put Securities, be deemed to be the Fair Market Value determined by such prior appraisal.

            "Fiscal Year" shall have the meaning set forth in Section 1.5.

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            "Initial Investment" has the meaning set forth in the recitals to this Agreement.

            "Initial Member" has the meaning set forth in the recitals to this Agreement.

            "Initial Member LLC Agreement" means the Amended and Restated Limited Liability Agreement of the Initial Member, dated as of September 3, 1999, among WCAS VIII and the other members of the Initial Member named therein.

            "Interests" has the meaning set forth in Section 4.1(a).

            "IRS" means the Internal Revenue Service.

            "Liquidation Event" means the occurrence of (i) the liquidation, dissolution or winding up, whether voluntary or involuntary, of the Company,
(ii) the consolidation or merger of the Company with or into any other entity (other than a merger which will not result in more than 50% of the voting Interests and economic interests of the Company outstanding immediately after the effective date of such merger being owned of record or beneficially by persons other than the holders of such voting Interests and economic interests immediately prior to such merger in the same proportions in which such Interests were held immediately prior to such merger), (iii) the sale of all or substantially all of the properties and assets of the Company as an entirety to any other person, or (iv) the acquisition of "beneficial ownership" by any "person" or "group" of voting Interests of the Company representing more than 50% of the voting power of all out-standing voting Interests, whether by way of merger or consolidation or otherwise, other than any such acquisition by the Initial Member or WCAS VIII. As used in the preceding sentence, (x) the terms "person" and "group" shall have the meaning set forth in Section 13(d)(3) of the Exchange Act, whether or not applicable, (y) the term "beneficial owner" shall have the meaning set forth in Rules 13d-3 and 13d-5 under the Exchange Act, whether or not applicable, except that a person shall be deemed to have "beneficial ownership" of all voting Interests that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time or upon the occurrence of certain events, and (z) any "person" or "group" will be deemed to beneficially own any voting Interests of the Company so long as such person or group beneficially owns, directly or indirectly, in the aggregate a majority of the voting stock of a registered holder of the voting Interests of the Company.

            "Loan Agreement" means any of the agreements pursuant to which the Initial Member, the Company or their direct and indirect subsidiaries arrange for, secure or obtain (i) loans and a credit facility from Bank of America and the other members of the bank group and (ii) subordinated loans from WCAS VIII or its affiliates and other investors designated by WCAS VIII, or such other source of subordinated loans to the Company's direct and indirect subsidiaries (in the case of clauses (i) and (ii) above, as such agreements may be amended, restated, supplemented, replaced or otherwise modified from time to time, including, without limitation, any agreement extending the maturity or term of, or refinancing or refunding, all or any portion of the

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indebtedness or obligations under, or increasing the amount to be borrowed or guaranteed under, any such agreements or successor agreements, whether or not by or among the same parties).

            "Majority Vote" means (i) with respect to any vote or written consent of the Members, the affirmative vote or written consent of Members holding Interests representing a majority of the outstanding Interests, and (ii) with respect to any vote or written consent of any Class of Members, the affirmative vote or written consent of Members holding any Class of Interests representing a majority of the outstanding Interests of such Class.

            "Managers" has the meaning set forth in Section 2.1 and "Manager" shall mean at any time and from time to time, each Person that shall be one of the Managers in office at such time in accordance with this Agreement.

            "Members" has the meaning set forth in the recitals to this Agreement.

            "Members' Interest Register" has the meaning set forth in Section 2.12(a).

            "Net Profits" and "Net Losses" shall mean, for any period from the date hereof through the date of dissolution and liquidation of the Company, the income and loss of the Company as determined in accordance with the accounting methods followed by the Company for federal income tax purposes, but (i) including as an item of profit income exempt from tax and described in Code
Section 705(a)(1)(B), (ii) treating as deductions items of expenditure described in, or under Treasury Regulations deemed described in, Code Section 705(a)(2)(B) and (iii) treating as an item of gain (or loss) both any increase (decrease) in the Book Value of the Company's property under Section 3.4(c) and the excess (deficit), if any, of the fair market value (taking Section 7701(g) of the Code into account) of distributed property over (under) its Book Value. Depreciation, depletion, amortization, income and gain (or loss) with respect to Company assets shall be computed with reference to their Book Value rather than to their adjusted bases in an amount consistent with Treasury Regulations ss. 1.704-1
(b)(2)(iv)(g). Profit or loss resulting from the disposition of assets shall be determined by reference to Book Value rather than adjusted tax basis.

            "Notice of Intention to Sell" has the meanings set forth in Section 6.1(a) and 6.2(a), as applicable.

            "Original Telephone Business" has the meaning set forth in Section 1.6.

            "Permitted Transferee" has the meaning set forth in Section 6.3.

            "Person" shall mean a natural person, partnership (whether general or limited), limited liability company, trust, estate, association, corporation, custodian, nominee or any other individual or entity in its own or any representative capacity.

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            "Plan Asset Regulations" shall mean the Department of Labor
Regulation Section 2510.3-101(d).

            "Preferred Appreciation Amount" has the meaning set forth in Section 4.2(b)(ii).

            "Preferred Capital Amount" has the meaning set forth in Section 4.2(b)(i).

            "Preferred Interest" means an interest in the Company that represents a "Preferred" limited liability company interest having the designations, powers, preferences and rights, and the qualifications, limitations and restrictions thereof, specified in Article IV.

            "Preferred Liquidation Amount" has the meaning set forth in Section 4.2(b).

            "Preferred Member" has the meaning set forth in Section 2.3 (b)(ii).

            "Redemption Event" means the consummation of an underwritten public offering of Interests (or other equity securities of the Company or any successor corporation thereto) registered under the Securities Act of 1933, as amended.

            "Regulatory Allocations" have the meaning set forth in Section 3.7.

            "Remaining Capital Commitment" with respect to any Member that holds Class B Common Interests and/or Preferred Interests (other than the Subordinated Debt Members) means at any time the excess, if any, of the Capital Commitment of such Member over the aggregate payments in respect of such Member's Capital Contribution made as of such time by such Member with respect to such Member's Class B Common Interests and/or Preferred Interests.

            "Selling Investor" has the meanings set forth in Sections 6.1(a), 6.2(a) and Section 6.6(a), as applicable.

            "Securities Act" means the Securities Act of 1933, as amended.

            "Special Vote" has the meaning set forth in Section 2.7(b)(ii).

            "Subordinated Debt Agreement" has the meaning set forth in the recitals to this Agreement.

            "Subordinated Debt Members" has the meaning set forth in the recitals to this Agreement.

            "Subscription Agreement" has the meaning set forth in the recitals to this Agreement.

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            "Tax Distribution" has the meaning set forth in Section 3.10(b).

            "Tax Matters Partner" has the meaning set forth in Section 3.12.

            "Transfer" means to sell, transfer, assign, pledge or otherwise encumber or dispose of (whether with or without consideration and whether voluntarily or involuntarily or by operation of law), directly or indirectly; provided, that a lien arising with respect to Interests in connection with a general lien on all or substantially all of the assets of the holder of Interests shall not constitute a Transfer.

            "Treasury Regulations" means the regulations promulgated by the U.S. Department of Treasury under the Code, as such regulations may be amended from time to time.

            "WCAS VIII" means Welsh, Carson, Anderson & Stowe VIII, L.P., a Delaware limited partnership.

                                    ARTICLE X
                            MISCELLANEOUS PROVISIONS

            10.1 Entire Agreement. This Agreement, including the Exhibits and other documents and schedules attached hereto or incorporated herein by reference and the Subscription Agreement, constitute the entire agreement of the Members with respect to the matters covered herein. This Agreement supersedes all prior agreements and oral understandings among the Members with respect to such matters including, without limitation, the Original Agreement and the dba Communications Southwest Operating Company LLC Term Sheet dated August 30, 1999 agreed to and accepted by each of the Additional Members.

            10.2 Amendment. This Agreement may not be modified or amended, and no provision hereof may be waived, without a Majority Vote of (i) the Class A Common Members and (ii) the Class B Common Members. Notwithstanding anything to the contrary in this Agreement (x) any amendment to the number and type of Interests (other than an increase in the number of Class A Common Interests) that the Company is authorized to issue that is required in order to implement any decision, action or transaction entered into by the Company that shall have been approved by the Managers in the manner required by this Agreement, shall be deemed to have been approved as provided in the first sentence of this Section 10.2, (y) Schedule III attached hereto may be amended from time to time by the Managers to the extent required to reflect accurately the then current status of the information contained thereon and (z) the Certificate of Formation and this Agreement may be amended from time to time by the Mangers to change any of the information therein or herein, including the name of the Company, required by the Delaware Act to be set forth in a certificate of formation of a limited liability company formed thereunder.

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            10.3 Duration of Certain Agreements. The agreements of the Members set forth in Section 2.15 and Article VI of this Agreement shall terminate upon the earliest to occur of (i) a Liquidation Event, (ii) a single Member becoming the owner of all the Class A Common Interests subject to this Agreement, (iii) the closing of a firm commitment underwritten public offering by which equity securities of the Company are sold to the public in a public offering registered under the Securities Act of 1933 and lead managed by a nationally recognized investment banking firm, resulting in proceeds to the Company (after deducting underwriting discounts and commissions) of not less than $75,000,000 or (iv) with respect to any Member, the date on which such Member no longer owns any Common Interests.

            10.4 Interpretation. Whenever the context may require, any noun or pronoun used herein shall include the corresponding masculine, feminine or neuter forms. The singular form of nouns, pronouns and verbs shall include the plural and vice versa.

            10.5 Severability. Each provision of this Agreement shall be considered severable and if for any reason any provision or provisions hereof are determined to be invalid and contrary to existing or future law, such invalidity shall not impair the operation or affect those portions of this Agreement which are valid, and this Agreement shall remain in full force and effect and shall be construed and enforced in all respects as if such invalid or unenforceable provision or provisions had been omitted.

            10.6 Burden and Benefit Upon Successors. Except as expressly otherwise provided herein, this Agreement is binding upon, and inures to the benefit of, the parties hereto and their respective heirs, executors, administrators, personal and legal representatives, successors and permitted assigns.

            10.7 Further Assurances. Each Member hereby agrees that such Member shall hereafter execute and deliver such further instruments, provide all information and take or forbear such further acts and things as may be reasonably required or useful to carry out the intent and purpose of this Agreement and as are not inconsistent with the terms hereof.

            10.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together will constitute one instrument, binding upon all parties hereto, notwithstanding that all of such parties may not have executed the same counterpart.

            10.9 Waiver. Any forbearance or failure or delay by any officer, Manager, Director or Member to exercise any rights, powers or remedies hereunder shall not be deemed to be a waiver of such rights, powers or remedies and any single or partial exercise of any right, power or remedy hereunder shall not preclude the further exercise hereof, and every right, power or remedy of any officer, Manager, Director or Member shall continue in full force and effect until

            IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

                                            WCAS CAPITAL PARTNERS III, L.P.
                                            By: WCAS CP III Associates, L.L.C.,
                                            General Partner

                                                By /s/ Laurence B. Sorrel
                                                   ---------------------------
                                                Name:
                                                Title:

                                            KCS HOLDING CO.

                                                By /s/ Laurence B. Sorrel
                                                   ---------------------------
                                                Name:
                                                Title:

                                        VESTAR CAPITAL PARTNERS III, L.P.
                                        By: Vestar Associates III, L.P.
                                        Its: General Partner
                                        By: Vestar Associates Corporation III
                                        Its: General Partner

                                        By________________________
                                        Name:_____________________
                                        Title:____________________

                                        VESTAR CAPITAL PARTNERS IV, L.P.
                                        By: Vestar Associates IV, L.P.
                                        Its: General Partner
                                        By: Vestar Associates Corporation IV
                                        Its: General Partner

                                        By /s/ Frederico Pena
                                           ----------------------------------
                                           Name:
                                           Title:

                                        VESTAR\VALOR, LLC
                                        By: Vestar Associates IV, L.P.
                                        Its: Managing Member
                                        By: Vestar Associates Corporation IV
                                        Its: General Partner

                                        By______________________________________
                                          Name:_________________________________
                                          Title:________________________________

                                        CITICORP MEZZANINE III, L.P.
                                        By: Citicorp Capital Investors, Ltd.
                                        Its: General Parnter

                                        By______________________________________
                                        Name: Richard E. Mayberry, Jr.
                                        Title: Managing Director

                                                                       SOUTHWEST

                                   SCHEDULE I
                       DESCRIPTION OF INITIAL CONTRIBUTION

Initial Member                                                 Initial Contribution
--------------                                                 --------------------
Valor Telecommunications, LLC                                           $100

                                                                       SOUTHWEST

                                   SCHEDULE H
                                     MEMBERS

                                     Part 1
                                 Initial Member

Valor Telecommunications, LLC 1900 M
Street, N.W.
Suite 810
Washington, D.C. 20036

                                     Part 2
                               Additional Members

TA Telecom, LLC
Toney Anaya, Managing Member 826
Gonzales Road
Santa Fe, NM 87501

Ernesto M. Chavarria
ITBR, Inc.
1250 Capital of Texas Hwy South
Building II Cielo Center, 3rd Floor
Austin, TX 78746

John C. Corella
The Corella Companies 3200
North Central Avenue
Suite 2550
Phoenix, AZ 85012

WEG Telecom, LLC
2098 Rivers Edge Drive
Rio Rancho, NM 87124
Attn: William E. Garcia, Managing Member

Lujan Investment Co., LLC
c/o Edward L. Lujan
Manuel Lujan Insurance
2001 San Mateo Boulevard., N.E.
Albuquerque, NM 87110

                                                                       SOUTHWEST

Lujan Family LP
c/o Manuel Lujan, Jr.
Manuel Lujan Insurance
2001 San Mateo Boulevard., N.E.
Albuquerque, NM 87110

Ronald E. Montoya
PlastiCom Industries, Inc.
1500 W. 47th Avenue
Denver, CO 80211

M. Ann Padilla
Sunny Side, Inc./Tempside
210 University Boulevard
Suite 550
Denver, CO 80206-4622

Clarion Communications, Inc.
c/o Andrew Ramirez
501 Walker Street
Austin, TX 78702

HMR Investments, L.L.C.
c/o Henry M. Rivera, Managing Member
Shook, Hardy & Bacon
Hamilton Square
600 14th Street, N.W.
Suite 800
Washington, DC 20005-2004

Ed L. Romero TTEE
Tanna Romero TTEE
Revocable Trusts
1521 Eagle Ridge Road, N.E.
Albuquerque, NM 87122

J. Ben Trujillo
JB Trujillo, Inc.
6834 South University Boulevard
Suite 503
Littleton, CO 80122

                                                                       SOUTHWEST

                                     Part 3
                            Subordinated Debt Members

KCS Holding Co.
c/o Welsh, Carson, Anderson & Stowe
320 Park Avenue, Suite 2500
New York, New York 10022

Vestar Capital Partners III, L.P.
245 Park Avenue, 41st Floor
New York, New York 10167

Citicorp Venture Capital, Ltd.
399 Park Avenue, 14th Floor
New York, New York 10043

                                   SCHEDULE HI
                                 CAPITALIZATION
                          UPDATED THROUGH JUNE 30, 2000

                                     PART 1

                                                            Initial
                                       Class A              Class A                                    Class B          Capital
                                   Common Interests       Common Cash      Preferred Interests    Common Interests     Commitment
Name of Interest Holders        ($0.0438 per Interest)  Contribution ($)  ($1.00 per Interest)  ($1.00 per Interest)      ($)
-----------------------------   ---------------------   ----------------  --------------------  --------------------  -----------
Valor Telecommunications, LLC               9,211,468            403,429           348,500,000            61,096,538  410,000,000
TA Telecom LLC                                798,954             35,000                     0                     0       35,000
   (Toney Maya)
Ernesto M. Chavarria                          798,954             35,000                     0                     0       35,000
John C. Corrella, Jr                          798,954             35,000                     0                     0       35,000
WEG Telecom, LLC                              798,954             35,000                     0                     0       35,000
   (William E. Garcia)
Lujan Investment CO., LLC                     798,954             35,000                     0                     0       35,000
Lujan Family LP                               798,954             35,000                     0                     0       35,000
Ronald E. Montoya                             798,954             35,000                     0                     0       35,000
M. Ann Padilla                                798,954             35,000                     0                     0       35,000
Clarion Communications, Inc.                  798,954             35,000                     0                     0       35,000
   (Andrew Ramirez)
HMR Investments, L.L.C                        798,954             35,000                     0                     0       35,000
   (Henry M. Rivera)
Revocable Trusts                              798,954             35,000                     0                     0       35,000
   Ed L. Romero TTEE
   Tanna Romero TTEE
J. Ben Trujillo                               798,954             35,000                     0                     0       35,000
                                ---------------------   ----------------  --------------------  --------------------  -----------
Total                                      18,798,916            823,529           348,500,000            61,096,538  410,420,000
                                ---------------------   ----------------  --------------------  --------------------  -----------

                                     PART 2

                                           Maximum Number           Maximum Number      Maximum Subordinated
Name of Interest Holders           of Class B Common Interests  of Preferred Interests   Debt Commitment ($)
---------------------------------  ---------------------------  ----------------------  --------------------
KCS Holding Co.                                      3,106,897              15,400,164           135,000,000
Vestar Capital Partners III, L.P.                    1,294.540               1,294,540            56,250,000
Vestar Capital Partners IV, L.P.
Vestar\Valor LLC
Citicorp Venture Capital, Ltd.                         776,724               3,850,041            33,750,000
                                   ---------------------------  ----------------------  --------------------
Total                                                5 178,162              25 666,939           225,000,000
                                   ---------------------------  ----------------------  --------------------

                                         Minimum Number             Minimum Number
Name of Interest Holders           of Class B Common Interests  of Preferred Interests
---------------------------------  ---------------------------  ----------------------
KCS Holding Co.                                      1,035,632               5,133,388
Vestar Capital Partners III, L.P.                      431,513                 431,151
Vestar Capital Partners IV, L.P.
Vestar\Valor LLC
Citicorp Venture Capital, Ltd.                         258,908               1,283,347
                                   ---------------------------  ----------------------
Total                                                1,726,054               8,555,646
                                   ---------------------------  ----------------------

                                     PART 3

                 SUBORDINATED DEBT INVESTORS AS OF JUNE 30, 2000


                                          Preferred      Preferred Interests  Total Preferred
Name of Investor                      Interests-Funding     Commitment Fee       Interests
------------------------------------  -----------------  -------------------  ---------------
WCAS Capital Partners III, L.P                1,723,680            5,133,388        6,857,068
KCS Holding Co.
c/o Welsh, Carson, Anderson & Stowe
320 Park Avenue, Suite 2500
New York, New York 10022

Vestar Capital Partners III, L.P.               173,180              515,756          688,936
245 Park Avenue, 41st Floor
New York, New York 10167

Vestar Capital Partners IV, L.P.                534,927            1,593,095        2,128,022
245 Park Avenue, 41st Floor
New York, New York 10167

Vestar\Valor LLC                                 10,094               30,060           40,154
245 Park Avenue, 41st Floor
New York, New York 10167

Citicorp Mezzanine III, L.P.                    430,920            1,283,347        1,714,267
c/o Citicorp Capital Investors, Ltd.
399 Park Avenue, 14th Floor
New York, New York 10043
Attention: Richard E. Mayberry, Jr.
                                      -----------------  -------------------  ---------------
Total                                         2,872,801            8,555,646       11,428,447
                                      -----------------  -------------------  ---------------

                                                             Class B
                                       Class B Common    Common Interests  Total Common
Name of Investor                      Interests-Funding   Commitment Fee     Interests
------------------------------------  -----------------  ----------------  ------------
WCAS Capital Partners III, L.P                  340,200         1,035,632     1,375,832
KCS Holding Co.
c/o Welsh, Carson, Anderson & Stowe
320 Park Avenue, Suite 2500
New York, New York 10022

Vestar Capital Partners III, L.P.                34,180           104,051       138,231
245 Park Avenue, 41st Floor
New York, New York 10167

Vestar Capital Partners IV, L.P.                105,578           321,398       426,976
245 Park Avenue, 41st Floor
New York, New York 10167

Vestar\Valor LLC                                  1,992             6,065         8,057
245 Park Avenue, 41st Floor
New York, New York 10167

Citicorp Mezzanine III, L.P.                     85,050           258,908       343,958
c/o Citicorp Capital Investors, Ltd.
399 Park Avenue, 14th Floor
New York, New York 10043
Attention: Richard E. Mayberry, Jr.
                                      -----------------  ----------------  ------------
Total                                           567,000         1,726,054     2,293,054
                                      -----------------  ----------------  ------------

                                                                       SOUTHWEST

                                     ANNEX A
                               BOARD OF DIRECTORS

                                     Part 1
                                Class A Directors

Toney Maya
The Anaya Law Firm
238 Griffing Street
Santa Fe, NM 87501

Ernesto M. Chavarria
ITBR, Inc.
1250 Capital of Texas Hwy South
Building II Cielo Center, 3rd Floor
Austin, TX 78746

John C. Corella
The Corella Companies 3200
North Central Avenue
Suite 2550
Phoenix, AZ 85012

William E. Garcia
Intel Corporation
MS: F9-607
4100 Sara Road
Rio Rancho, NM 87124

Edward J. Lujan
Manuel Lujan Insurance
2001 San Mateo Boulevard., N.E.
Albuquerque, NM 87110

Manuel Lujan, Jr.
Manuel Lujan Insurance
2001 San Mateo Boulevard., N.E.
Albuquerque, NM 87110

                                                                       SOUTHWEST

Ronald E. Montoya
PlastiCom Industries, Inc.
1500 W. 47th Avenue
Denver, CO 80211

M. Ann Padilla
Sunny Side, Inc./Tempside
210 University Boulevard
Suite 550
Denver, CO 80206-4622

Andrew Ramirez
Clarion Communications, Inc.
501 Walker Street
Austin, TX 78702

Henry M. Rivera Shook,
Hardy & Bacon
Hamilton Square
600 14th Street, N.W.
Suite 800
Washington, DC 20005-2004

Ambassador Edward L. Romero
American Embassy - Madrid, Spain
Serrano 75
28006 Madrid
Spain

J. Ben Trujillo
JB Trujillo, Inc.
6834 South University Boulevard
Suite 503
Littleton, CO 80122

                                                                       SOUTHWEST

                                     Part 2
                                Class B Directors

Anne Bingaman
Valor Telecommunications, LLC
1900 M Street, N.W.
Suite 810
Washington, DC 20036

Anthony J. deNicola
Welsh, Carson, Anderson & Stowe
320 Park Avenue
Suite 2500
New York, NY 10022-6815

Todd N. Khoury
Vestar Capital Partners
245 Park Avenue
41st Floor
New York, NY 10167

Prakash Melwani
Vestar Capital Partners
245 Park Avenue
41st Floor
New York, NY 10167

Frederico Pena
Vestar Capital Partners
Seventeenth Street Plaza
1225 17th Street
Suite 1660
Denver, CO 80202

Michael J. Small
Centennial Cellular Corp.
1305 Campus Parkway
Neptune, NJ 07753

                                                                       SOUTHWEST

Laurence B. Sorrel
Welsh, Carson, Anderson & Stowe
320 Park Avenue
Suite 2500
New York, NY 10022-6815

                                                                       SOUTHWEST

                                     ANNEX B
                                BOARD OF MANAGERS

                                     Part 1
                                Class A Managers

Toney Anaya
The Anaya Law Firm
238 Griffing Street
Santa Fe, NM 87501

Edward J. Lujan
Manuel Lujan Insurance
2001 San Mateo Boulevard., N.E.
Albuquerque, NM 87110

Andrew Ramirez
Clarion Communications, Inc.
501 Walker Street
Austin, TX 78702

J. Ben Trujillo
JB Trujillo, Inc.
6834 South University Boulevard
Suite 503
Littleton, CO 80122

                                     Part 2
                                Class B Managers

Anne Bingaman
Valor Telecommunications, LLC
1900 M Street, N.W.
Suite 810
Washington, DC 20036

Anthony J. deNicola
Welsh, Carson, Anderson & Stowe
320 Park Avenue
Suite 2500
New York, NY 10022-6815

                                                                       SOUTHWEST

Frederico Pena
Vestar Capital Partners
Seventeenth Street Plaza
1225 17th Street
Suite 1660
Denver, CO 80202

Laurence B. Sorrel
Welsh, Carson, Anderson & Stowe
320 Park Avenue
Suite 2500
New York, NY 10022-6815

                                     Part 3
                               Independent Manager

Michael J. Small
Centennial Cellular Corp.
1305 Campus Parkway
Neptune, NJ 07753

                                                                       SOUTHWEST

                                     ANNEX C
                                INITIAL OFFICERS

          Office                                    Name
          ------                                    ----
Chairman                                        Anne Bingaman

Chief Executive Officer President               Anne Bingaman

Vice President                                  Boban Mathew

Vice President Secretary                        Mike Page

Treasurer

                                                                       SOUTHWEST

                                     ANNEX D
           MATTERS REQUIRING APPROVAL BY SPECIAL VOTE OF THE MANAGERS The following actions by the Company require a Special Vote:

SIGNIFICANT CORPORATE TRANSACTIONS

      1. Voluntary filing for bankruptcy, dissolution, winding up or liquidation and appointment of a liquidating trustee.

      2.    Initial public offering of equity securities

      3. Acquisition of, or merger, consolidation, or other business combination with any other entity; becoming a party to any joint venture or partnership

      4.    Sale or transfer of all or substantially all of the assets;

      5. Issuance and terms of additional interests; capital contributions of new members; recapitalization;

      6.    Reclassification, redemption, or repurchase of stock;

      7. Modification of the initial public offering, etc. reclassification rights of the holders of Class B Common Interests;

      8. Declaration or payment of dividends and distributions, or alteration of the manner in which, dividends or distributions are paid; and

      9. Adoption and amendment of incentive stock purchase, stock option and bonus plans;

FINANCE

      1. Incurrence of indebtedness, direct or contingent, in excess of $500,000;

      2. Creating any security interest or lien on assets to secure obligations in excess of $500,000;

      3. Approval of annual budget and capital calls to finance Company operations;

      4. Capital expenditures beyond those approved in the annual budget in excess of $250,000;

                                                                       SOUTHWEST

      5.    Sales of assets valued in excess of $500,000; and

      6.    Changing the certified public accountants;

MANAGEMENT; BUSINESS

      1. Entering into a new business or market; changing in the scope or nature of the existing business;

      2.    Transactions with Affiliates;

      3. Entering into any contract other than in the ordinary course of business in excess of $250,000 or with a term of more than one year-,

      4.    Leasing a significant portion of the assets of the company;

      5.    Commencing or settling any litigation;

      6. Determination of annual salary and other direct and indirect remuneration of directors and executive officers;

      7. Appointment and removal of executive officers and delegation of duties and powers of such officers; and